                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                      AMERICAN PAGING, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                                    N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No Fee Required
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
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         N/A
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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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
AMERICAN PAGING, INC.

1300 GODWARD STREET NORTHEAST
SUITE 3100
MINNEAPOLIS, MINNESOTA 55413-1767
PHONE:(612) 623-3100
FAX: (612) 623-4413

                                                                       [LOGO]

                                 April 7, 1997

Dear Shareholders:

    You are cordially invited to attend the Company's 1997 Annual Meeting of Shareholders on Monday, May 5, 1997, at 11:00 a.m., local time, at the Sheraton Minneapolis Metrodome, 1330 Industrial Boulevard, Minneapolis, Minnesota. At the Annual Meeting, the Board of Directors and members of our management will report on the Company's recent performance and plans for the Company.

    The formal notice of the Annual Meeting, Proxy Statement and the 1996 Annual Report are enclosed. The Proxy Statement contains information about the nominees for the Board of Directors. In addition, shareholders are being asked to approve the 1997 Employee Stock Purchase Plan of the Company and to ratify the selection of independent public accountants for the current fiscal year.

    We would like to have as many shareholders as possible represented at the Annual Meeting. Accordingly, please sign, date and return the enclosed proxy in the enclosed envelope, whether or not you plan to attend the Annual Meeting.

    If you have any questions prior to the Annual Meeting, please call Investor Relations at (612) 623-3100.

    We look forward with pleasure to visiting with you at the Annual Meeting.

                               Very truly yours,

               [SIGNATURE]                                [SIGNATURE]

LeRoy T. Carlson, Jr.                      Terrence T. Sullivan
Chairman                                   President and Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                      AND
                                PROXY STATEMENT

To the Shareholders of

                             AMERICAN PAGING, INC.

    The 1997 Annual Meeting of Shareholders of American Paging, Inc., a Delaware corporation (the "Company" or "APP"), will be held at the Sheraton Minneapolis Metrodome, 1330 Industrial Boulevard, Minneapolis, Minnesota, on Monday, May 5, 1997, at 11:00 a.m., local time, for the following purposes:

    1.  to elect two Class I directors and one Class III director;

    2.  to approve the Company's 1997 Employee Stock Purchase Plan;

    3. to ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for the current fiscal year; and

    4. to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

    This Notice of Annual Meeting of Shareholders and Proxy Statement is first being sent to shareholders on or about April 7, 1997.

    The Board of Directors has fixed the close of business on March 27, 1997 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting.

    The Board of Directors would like to have all shareholders represented at the Annual Meeting. Even if you plan to attend the Annual Meeting, please sign, date and mail your proxy in the enclosed postage prepaid envelope to Harris Trust and Savings Bank, 311 West Monroe Street, Chicago, Illinois 60606. You have the power to revoke your proxy by giving written notice of revocation to the Secretary of the Company at any time before it is voted, by executing a proxy bearing a later date or by attending the Annual Meeting and voting your shares in person. Once voted, however, proxies may not be retroactively revoked.

    On February 28, 1997, the Company had outstanding 7,588,551 Common Shares, par value $1.00 per share, and 12,500,000 Series A Common Shares, par value $1.00 per share. Telephone and Data Systems, Inc., an Iowa corporation [AMEX:
"TDS"], is the sole holder of Series A Common Shares. Each holder of outstanding Common Shares is entitled to one vote for each Common Share held in such holder's name with respect to all matters on which holders of Common Shares are entitled to vote at the Annual Meeting. The holder of outstanding Series A Common Shares is entitled to 15 votes for each Series A Common Share with respect to all matters on which the holder of Series A Common Shares is entitled to vote at the Annual Meeting. Accordingly, the voting power of the Series A Common Shares was 187,500,000 and the total voting power of all outstanding shares of capital stock was 195,088,551 at February 28, 1997.

                               VOTING INFORMATION

    A holder of Common Shares may, with respect to the election of the Class I director to be elected by the Common Shares, vote FOR the election of such director nominee or WITHHOLD authority to vote for such director nominee. The holder of Series A Common Shares may, with respect to the election of the Class I director and the Class III director to be elected by the Series A Common Shares, vote FOR the election of such director nominees or WITHHOLD authority to vote for such director nominees. A shareholder may, with respect to the proposal to approve the Company's 1997 Employee Stock Purchase Plan, (i) vote FOR approval, (ii) vote AGAINST approval or (iii) ABSTAIN from voting on the proposal. A shareholder may, with respect to the proposal to ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for 1997, (i) vote FOR ratification, (ii) vote AGAINST ratification or (iii) ABSTAIN from voting on the proposal. All properly executed and unrevoked proxies received in the accompanying form in time for the 1997 Annual Meeting will be voted in the manner directed therein. If no direction is made, a proxy by a holder of Common Shares will be voted FOR the election of the named director nominee to serve as a Class I director, a proxy by the holder of Series A Common Shares will be voted FOR the election of the named director nominees to serve as Class I and Class III directors and all proxies will be voted FOR the proposal to approve the Company's 1997 Employee Stock Purchase Plan and FOR the proposal to ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for 1997. If a proxy indicates that all or a portion of the votes represented by such proxy are not being voted with respect to a particular matter, such non-votes will not be considered present and entitled to vote on such matter, although such votes may be considered present and entitled to vote on other matters and will count for purposes of determining the presence of a quorum. The holders of a majority of the votes of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum at the Annual Meeting, except that, in the case of matters such as the election of directors, where a separate vote by a class or classes is required, the holders of a majority of the votes of the stock of such class or classes, present in person or represented by a proxy, will constitute a quorum entitled to take action with respect to that vote on that matter.

    The election of the Class I director to be elected by the holders of Common Shares requires the affirmative vote of a plurality of the voting power of the Common Shares present in person or represented by proxy and entitled to vote on such matter at the Annual Meeting. Accordingly, if a quorum is present at the Annual Meeting, the person receiving the greatest number of votes by the holders of Common Shares with respect to the election of such Class I director will be elected to serve as a Class I director. The election of the Class I director and the Class III director to be elected by the holder of Series A Common Shares requires the affirmative vote of a plurality of the voting power of the Series A Common Shares present in person or represented by proxy and entitled to vote on such matter at the Annual Meeting. Accordingly, if a quorum is present at the Annual Meeting, the two persons receiving the greatest number of votes by the holder of Series A Common Shares with respect to the election of such directors will be elected to serve as directors of such classes. Since the election of directors requires only the affirmative vote of a plurality of the voting power of the Common Shares or a plurality of the voting power of the Series A Common Shares, respectively, present in person or represented by proxy and entitled to vote with respect to such matter, withholding authority to vote for a nominee and non-votes with respect to the election of directors will not affect the outcome of the election of directors.

    Assuming a quorum is present at the Annual Meeting, the approval of the Company's 1997 Employee Stock Purchase Plan requires the affirmative vote of a majority of the voting power of the Common Shares and Series A Common Shares voting together and present in person or represented by proxy and entitled to vote on such matter at the Annual Meeting. A vote to abstain from voting on such proposal will be treated as a vote against such proposal. Non-votes with respect to such proposal will not affect the determination of whether such proposal is approved.

    Assuming a quorum is present at the Annual Meeting, the ratification of the selection of Arthur Andersen LLP as the Company's independent public accountants for 1997 requires the affirmative vote of a majority of the voting power of the Common Shares and Series A Common Shares voting together and present in person or represented by proxy and entitled to vote on such matter at the Annual Meeting. A vote to abstain from voting on such proposal will be treated as a vote against such proposal. Non-votes with respect to such proposal will not affect the determination of whether such proposal is approved.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    The Company's Board of Directors is divided into three classes. At the 1997 Annual Meeting, two Class I directors will be elected to serve until the Annual Meeting to be held in 2000, or until their successors are elected and qualified. In addition, one Class III director will be elected to serve until the Annual Meeting to be held in 1999. The nominees for election as directors are identified in the tables below. In the event a nominee, each of whom has expressed an intention to serve if elected, fails to stand for election, the persons named in the proxy presently intend to vote for a substitute nominee designated by the Board of Directors.

NOMINEES

    The following persons, if elected at the 1997 Annual Meeting, will serve as Class I directors until the 2000 Annual Meeting of Shareholders, or until their successors are elected and qualified.

             CLASS I DIRECTORS -- TERM SCHEDULED TO EXPIRE IN 2000
                NOMINEE FOR ELECTION BY HOLDERS OF COMMON SHARES

                                                             POSITION WITH THE COMPANY             SERVED AS
                 NAME                        AGE              AND PRINCIPAL OCCUPATION          DIRECTOR SINCE
---------------------------------------      ---      ----------------------------------------  ---------------
Edwin L. Russell.......................          52   Director of the Company, and Chairman,            1994
                                                       President and Chief Executive Officer
                                                       of Minnesota Power

    Mr. Russell was appointed President of Minnesota Power, a public, diversified utility company, in 1995 and was appointed its Chairman and Chief Executive Officer in 1996. Prior to that, Mr. Russell was employed by J.M. Huber Corporation between 1989 and 1994 in various capacities, including Vice President of Corporate Development and Group Vice President. J.M. Huber Corporation is a privately held, broadly diversified manufacturing and natural resources company.

            NOMINEE FOR ELECTION BY HOLDER OF SERIES A COMMON SHARES

                                                             POSITION WITH THE COMPANY             SERVED AS
                 NAME                        AGE              AND PRINCIPAL OCCUPATION          DIRECTOR SINCE
---------------------------------------      ---      ----------------------------------------  ---------------
LeRoy T. Carlson, Jr...................          50   Chairman and Director of the Company and          1980
                                                       President and Chief Executive Officer
                                                       of TDS

    LeRoy T. Carlson, Jr. was appointed Chairman of the Company in 1994. He has been President and Chief Executive Officer of TDS for more than five years. Mr. Carlson also serves on the Board of Directors of TDS, United States Cellular Corporation [AMEX: "USM"], a subsidiary of TDS which provides cellular telephone services, Aerial Communications, Inc. [NASDAQ: "AERL"], a subsidiary of TDS which is developing broadband personal communications services, and TDS Telecommunications Corporation ("TDS Telecom"), a subsidiary of TDS which operates local telephone companies. He is also the Chairman of USM, AERL and TDS Telecom. He is the brother-in-law of Debora M. de Hoyos.

             CLASS III DIRECTOR -- TERM SCHEDULED TO EXPIRE IN 1999

    The following person, if elected at the 1997 Annual Meeting, will serve as a Class III director until the 1999 Annual Meeting of Shareholders, or until his successor is elected and qualified.

            NOMINEE FOR ELECTION BY HOLDER OF SERIES A COMMON SHARES

                                                          POSITION WITH THE COMPANY            SERVED AS
                 NAME                        AGE           AND PRINCIPAL OCCUPATION         DIRECTOR SINCE
---------------------------------------      ---      ----------------------------------  -------------------
Terrence T. Sullivan...................          52   Director, President and Chief            September 1996
                                                       Executive Officer of the Company

    The Board of Directors appointed Mr. Terrence T. Sullivan to fill the vacancy on the Board of Directors resulting from the resignation of John R. Schaaf in September 1996. Terrence T. Sullivan was also appointed the President and Chief Executive Officer of the Company in September 1996. Terrence T. Sullivan had been Vice President-Finance (Chief Financial Officer) and Treasurer of the Company since January 1996. Prior to that time he was Vice President of Finance & Administration, CFO and Treasurer for Microelectronics and Computer Technology Corporation, a consortium which conducts research and development, from February 1995 to January 1996. Before that time, he was Vice President of Finance, Administration and Contract Programs for Minnesota Supercomputer Center, Inc., which provides remote supercomputing services and software, for more than five years.

    THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE NOMINEES FOR DIRECTOR.

OTHER DIRECTORS

    The following persons are currently directors of the Company whose terms will continue after the 1997 Annual Meeting.

            CLASS II DIRECTORS -- TERMS SCHEDULED TO EXPIRE IN 1998

                                                             POSITION WITH THE COMPANY             SERVED AS
                 NAME                        AGE              AND PRINCIPAL OCCUPATION          DIRECTOR SINCE
---------------------------------------      ---      ----------------------------------------  ---------------
Debora M. de Hoyos.....................          43   Director of the Company and Partner,              1993
                                                       Mayer, Brown & Platt, Chicago, Illinois
Murray L. Swanson......................          55   Director of the Company and Executive             1991
                                                       Vice President-Finance of TDS

    Debora M. de Hoyos has been a partner at the law firm of Mayer, Brown & Platt since 1985. She has served as managing partner since October 1991. The law firm of Mayer, Brown & Platt provides legal services to TDS. Ms. de Hoyos is the sister-in-law of LeRoy T. Carlson, Jr.

    Murray L. Swanson has been Executive Vice President-Finance and Chief Financial Officer of TDS for more than five years. Mr. Swanson also serves on the Board of Directors of TDS, USM, AERL and TDS Telecom.

    Both Ms. de Hoyos and Mr. Swanson were elected by the holder of Series A Common Shares.

            CLASS III DIRECTORS -- TERMS SCHEDULED TO EXPIRE IN 1999

                                                             POSITION WITH THE COMPANY             SERVED AS
                 NAME                        AGE              AND PRINCIPAL OCCUPATION          DIRECTOR SINCE
---------------------------------------      ---      ----------------------------------------  ---------------
James Barr III.........................          57   Director of the Company and President             1994
                                                       and Chief Executive Officer of TDS
                                                       Telecommunications Corporation
Jean Burhardt Keffeler.................          51   Business and Management Consultant and            1995
                                                       President, The Keffeler Company

    James Barr III has been the President and Chief Executive Officer of TDS Telecom for more than five years. Mr. Barr also serves on the Board of Directors of TDS, TDS Telecom and AERL.

    Ms. Keffeler has been an independent business and management consultant and the President of The Keffeler Company, which provides management advisory services to corporations and governments, since 1991. Immediately prior to that time, she was Senior Vice President, West Region, of HealthOne Corporation, which provides health care systems for medical centers and related facilities and programs, between 1989 and 1991. Ms. Keffeler is a director of National Computer Systems, Inc., a public company which provides integrated information management products and services.

    Mr. Barr was elected by the holder of Series A Common Shares. Ms. Keffeler was elected by the holders of Common Shares.

                            COMMITTEES AND MEETINGS

    The Board of Directors of the Company held four meetings during 1996. Each person who was a director during all of 1996 attended at least 75% of the meetings in 1996.

    The Board of Directors does not presently have a formal nominating committee.

    The Audit Committee of the Board of Directors is composed of Edwin L. Russell (Chairperson), Debora M. de Hoyos and Jean Burhardt Keffeler. The Audit Committee, among other things, determines audit policies, reviews external and internal audit reports and reviews recommendations made by TDS's internal auditing staff and independent public accountants. The Audit Committee held two meetings in 1996. Each committee member attended both meetings in 1996.

    In 1996, the Board of Directors established a Stock Option Compensation Committee composed of Edwin L. Russell (Chairperson) and Jean Burhardt Keffeler. The principal functions of the Stock Option Compensation Committee are to consider and approve the long-term compensation, in the form of stock options, under the Company's 1994 Long-Term Incentive Plan. All actions of the Stock Option Compensation Committee in 1996 were taken by unanimous written consent.

                               EXECUTIVE OFFICERS

    Set forth below is a table identifying the executive officers of the Company who are not identified above under "Election of Directors."

                 NAME                        AGE                     POSITION WITH THE COMPANY
---------------------------------------      ---      --------------------------------------------------------
Dennis M. Beste........................          48   Vice President-Finance, Chief Financial Officer and
                                                      Treasurer
Malcolm T. Humphrey....................          51   Vice President-Information Technology and Chief
                                                      Information Officer
James F. Kelly.........................          47   Vice President-Sales, Marketing and Field Operations
George H. Orr..........................          51   Vice President-Human Resources
Larry A. Piumbroeck....................          44   Vice President-Development and Engineering
Michelle M. Haupt......................          38   Controller
Michael G. Hron........................          52   Secretary

    Dennis M. Beste was appointed Vice President-Finance, Chief Financial Officer and Treasurer of the Company in January 1997. Prior to that, Mr. Beste was Chief Operating Officer of Jacobs Trading Company, a wholesaler and retailer of excess and returned merchandise, from 1993 to 1996. From 1992 to 1993, Mr. Beste was a financial and general management consultant to small businesses and served as the Principal and General Manager of Beste's, Inc., a start-up manufacturer of sporting goods equipment. Prior to that, he was the Corporate Vice President and Controller of Tonka Corporation, a worldwide manufacturer and marketer of toys and games, from 1990 to 1991.

    Malcolm T. Humphrey was appointed Vice President-Information Technology and Chief Information Officer of the Company in 1995. Prior to that time, he was Senior Vice President, Information Services Department, of GMAC Mortgage Corp., a corporation which provides mortgage loans, from 1991 to 1995. Before that time, he was employed by the Federal Reserve Bank of Philadelphia for more than five years, most recently as Senior Vice President, Computer Services Department.

    James F. Kelly was appointed Vice President-Sales, Marketing and Field Operations of the Company in November 1996. Prior to that, he was Vice President, Sales & Marketing for Jostens, Inc., a company which provides printed material, merchandise and services to business, schools and sport markets, between 1994 and 1996. Between 1992 and 1994, Mr. Kelly was Area Vice President for Carlson Marketing Group, which is a marketing services, consulting and execution agency. Prior to that, he was Director of Marketing for an American Express subsidiary between 1987 and 1992.

    George H. Orr has been Vice President-Human Resources of the Company since 1991. From 1989 through 1990, he was Director of Management Development and General Manager of the Company's Oklahoma City operation.

    Larry A. Piumbroeck was appointed Vice President-Development and Engineering in September 1996. Prior to that, he was Vice President-Business Development since April 1996. Between 1994 and April 1996, he was Director of PCS Development and General Manager of the Company's Minnesota operations. Before that, he was Vice President-Regional General Manager for USM, TDS's subsidiary which provides cellular service, between 1987 and 1994.

    Michelle M. Haupt was appointed Controller of the Company in September 1996. Between 1994 and September 1996, she was Financial Reporting Manager of the Company. Before that time, she was employed by Echo Bay Mines Ltd., a publicly-held gold mining company between 1988 and 1993. During her employment at such company, Ms. Haupt held the positions of Senior Internal Auditor between 1988 and 1989, and Manager, Financial Accounting and Reporting, between 1989 and 1993.

    Michael G. Hron, Secretary of the Company, has been a partner in the law firm of Sidley & Austin for more than five years. Mr. Hron is also the Secretary of TDS. The law firm of Sidley & Austin provided legal services to TDS and to the Company in 1996.

                                   PROPOSAL 2
                       1997 EMPLOYEE STOCK PURCHASE PLAN

    The Board of Directors has determined that it is in the best interests of the Company and its shareholders to approve the 1997 Employee Stock Purchase Plan of the Company (the "Plan").

    The purpose of the Plan is to encourage and facilitate the purchase of Common Shares by eligible employees of the Company and its subsidiaries and to provide an additional incentive to promote the best interests of the Company and its subsidiaries and an additional opportunity to participate in their economic progress. The Plan was adopted by the Board of Directors of the Company (the "Board") and became effective January 1, 1997. The Plan is subject to the approval of the shareholders of the Company within twelve months before or after its adoption by the Board. The Plan will be administered by a two-person committee (the "Committee") composed of persons who are ineligible to participate in the Plan. Subject to the express provisions of the Plan, the Committee will have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations necessary or advisable for the administration of the Plan. The Board may at any time, and from time to time, amend the Plan in any respect, except that, without shareholder approval, no amendment may be made changing the number of shares to be reserved under the Plan (unless certain changes occur in the Company's capital structure as described in the Plan), or that would otherwise require shareholder approval under applicable law.

    The Plan will terminate on December 31, 1998 (the "Termination Date"), or, if earlier, upon the purchase by participants of all shares that may be issued under the Plan or any earlier time in the discretion of the Board. The date on which the Plan terminates will be treated as a "Purchase Date" under the Plan, as described below.

    In general, any employee of the Company or any of its subsidiaries that has adopted the Plan with the prior approval of the Company (a "participating subsidiary") is eligible to participate in the Plan as of the effective date of the Plan, provided that such employee has at least three months of continuous service with the Company or a participating subsidiary immediately prior to such effective date (a "Participant"). Under the Plan, an entry date occurs on January 1, 1997 and the first day of each subsequent calendar quarter. Approximately 825 employees were eligible to participate in the Plan as of January 1, 1997.

    The maximum number of shares available for purchase under the Plan will be 100,000 Common Shares, subject to adjustment in the event of certain changes to the Company's capital structure, as described in the Plan. Notwithstanding anything to the contrary in the Plan, no employee may be granted an option under the Plan to purchase Common Shares if such employee, immediately after the grant of the option, would own stock (including shares subject to the option) possessing five percent or more of the total combined voting power or value of all classes of issued and outstanding stock of the Company, TDS or any of their subsidiaries. In addition, no Participant may be granted an option to purchase Common Shares that permits the Participant to purchase shares in any calendar year under the Plan and all other employee stock purchase plans (within the meaning of section 423 of the Internal Revenue Code of 1986, as amended (the "Code")) of the Company, TDS and their subsidiaries with an aggregate fair market value (determined at the time such option is granted) in excess of $25,000.

    At least 15 days (or such other period as may be prescribed by the Committee) prior to the first entry date as of which an employee is eligible to participate in the Plan, an employee may file an election specifying his chosen rate of payroll deduction contributions. Under the Plan, an employee may elect to make payroll deduction contributions in an amount equal to a whole percentage not less than one and not more than 15 percent of the employee's compensation (as defined in the Plan) for each payroll period, beginning with the first pay date which occurs on or after the entry date as of which such employee commences participation in the Plan. At least 15 days (or such other period as may be prescribed by the Committee) prior to any entry date, a Participant will have the right to elect to decrease (but not to increase) his or her designated rate of payroll deductions under the Plan. An election by a Participant to decrease his designated rate of payroll deductions to zero percent of his compensation will be deemed an election to abandon his right to purchase Common Shares under the Plan, as described below.

    The Committee will cause to be established a separate "Employee Stock Purchase Account" on behalf of each Participant to hold payroll deduction contributions made under the Plan. Subject to a Participant's right of abandonment described below, the balance of each Participant's Employee Stock Purchase Account will be applied on each Purchase Date to purchase the number of whole Common Shares determined by dividing the balance of such Participant's Employee Stock Purchase Account as of such date by the Purchase Price. Under the Plan, a "Purchase Date" occurs on June 30, 1997, December 31, 1997, June 30, 1998 and December 31, 1998. The "Purchase Price" under the Plan is, with respect to a Purchase Date, 85 percent of the closing price of a Common Share on the American Stock Exchange on such date, or if such date is not a trading day, 85 percent of the closing price of a Common Share on the American Stock Exchange on the next preceding trading day, rounded up to the nearest whole cent. If the number of shares to be purchased by a Participant on any Purchase Date is less than ten, the Participant will not be permitted to purchase any Common Shares as of such Purchase Date. In addition, a Participant will not be permitted to purchase more than 5,333 Common Shares during any calendar year. Such maximum number of shares is equal to $25,000 divided by $4.6875, the closing price of a Common Share on the American Stock Exchange on December 31, 1996.

    Following each Purchase Date, the Company will purchase or issue Common Shares, in its sole discretion, and each Participant will be issued a certificate representing the Common Shares purchased by the Participant under the Plan on such date. In the event the amount of shares to be purchased on behalf of all Participants collectively exceeds the shares available for purchase under the Plan, the number of Common Shares to be purchased by each Participant will be reduced in a manner described in the Plan, or such other method which the Committee determines to be equitable, in its sole discretion.

    The Company believes that the Plan qualifies under section 423 of the Code as an employee stock purchase plan. Under section 423 of the Code the Participant does not recognize any taxable income at the time Common Shares are purchased under the Plan. The following is a brief summary of the federal income tax consequences under the Plan.

    If a Participant disposes of Common Shares purchased under the Plan within two years after January 1, 1997 (referred to herein as the "grant date") or within one year after an applicable Purchase Date, whichever is later (a "disqualifying disposition"), the Participant will recognize ordinary compensation income in the amount of the excess of the fair market value of the Common Shares on such Purchase Date over the Purchase Price of the Common Shares. The Participant's cost basis in the Common Shares will be increased by the amount of such ordinary compensation income. If the amount realized upon such disposition exceeds the Participant's cost basis in the Common Shares (as so increased), the Participant will recognize capital gain in the amount of the difference between the amount realized and such adjusted cost basis. Under current tax law, gain on capital assets held for less than one year is treated as "short-term" capital gain which is not eligible for certain preferential tax treatment afforded "long-term" capital gain. In the event the amount realized is less than the cost basis in the Common Shares (as so increased), the Participant will recognize capital loss in the amount of the difference between the adjusted cost basis and the amount realized.

    If a Participant disposes of Common Shares purchased under the Plan two years or more after the grant date or one year or more after the applicable Purchase Date, whichever is later (a "qualifying disposition"), the tax treatment will be different. The Participant will recognize ordinary compensation income in the amount of the lesser of (i) the excess of the fair market value of the Common Shares on the grant date over the option price of the Common Shares (in this case, 85 percent of the closing price for such Common Shares on the American Stock Exchange) on the grant date, and (ii) the excess of the amount realized over the Purchase Price of the Common Shares. The Participant's cost basis in the Common Shares will be increased by the amount of such ordinary compensation income. In addition, the Participant will recognize capital gain equal to the difference (if any) between the amount realized upon such disposition and the cost basis in the Common Shares (as so increased). In the event the amount realized is less than the Purchase Price, the Participant will recognize capital loss in the amount of the difference between the Purchase Price and the amount realized.

    The Company will not be entitled to a deduction for any excess of the fair market value of the Common Shares over the Purchase Price, except to the extent the Participant recognizes ordinary compensation income upon a disqualifying disposition.

    The following table specifies the number of Common Shares and the value of the discount purchase price assuming all Common Shares subscribed for by the named group are purchased:

                               NEW PLAN BENEFITS
                       1997 EMPLOYEE STOCK PURCHASE PLAN

                                                                          DOLLAR       NUMBER OF COMMON
                                NAME                                     VALUE(1)         SHARES(2)
--------------------------------------------------------------------  --------------  ------------------
Executive Group.....................................................    $       --                --
Non-Executive Director Group........................................            --                --
Non-Executive Employee Group........................................        70,314           100,000
                                                                      --------------        --------
      TOTAL (3).....................................................    $   70,314           100,000
                                                                      --------------        --------
                                                                      --------------        --------

------------------------------

(1) Represents the product of (i) the number of Common Shares subscribed for and
    (ii) the difference between $4.6875, the closing price of the Common Shares on December 31, 1996, and 85% of such closing price.

(2) Represents the number of Common Shares subscribed for by the named executive officer or groups (calculated as the amount of annual compensation elected to be deducted by the named person or group divided by $3.984375, which represents 85% of the closing price of the Common Shares on December 31,
    1996).

(3) This assumes that the maximum number of shares available will be purchased under the Plan.

    This description of the 1997 Employee Stock Purchase Plan is a summary only and is qualified by the terms of the 1997 Employee Stock Purchase Plan itself, a copy of which is attached to this Proxy Statement as Annex A.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE 1997 EMPLOYEE STOCK PURCHASE PLAN.

                                   PROPOSAL 3
                         INDEPENDENT PUBLIC ACCOUNTANTS

    The directors anticipate continuing the services of Arthur Andersen LLP as independent public accountants for the current fiscal year. Representatives of Arthur Andersen LLP, who served as independent public accountants for the last fiscal year, are expected to be present at the Annual Meeting of Shareholders and will have the opportunity to make a statement and respond to appropriate questions raised by shareholders at the Annual Meeting or submitted in writing prior thereto. Shareholder ratification of the selection of Arthur Andersen LLP as the Company's independent public accountants is not required by the Bylaws or otherwise. However, as a matter of good corporate practice, the Board of Directors has elected to seek such ratification by the affirmative vote of the holders of a majority of the voting power of all classes of capital stock present in person or represented by proxy and entitled to vote with respect to such matter at the Annual Meeting. Should the shareholders fail to ratify the selection of Arthur Andersen LLP as independent public accountants, the Board of Directors will consider whether to retain such firm for the year ending December 31, 1997, subject to the obligations of the Company under the Intercompany Agreement to engage the firm of independent public accountants either selected by TDS or selected by the Audit Committee of the Company and acceptable to TDS. See "Executive Compensation and Other Information -- Compensation Committee Interlocks and Insider Participation -- Intercompany Agreement -- Accountants and Legal Counsel."

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE CURRENT FISCAL YEAR.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

    The following table sets forth compensation information for the President and Chief Executive Officer of the Company and the other named executive officers for services rendered during the years ended December 31, 1996, 1995 and 1994.

                                                                       LONG-TERM COMPENSATION
                                                                    ----------------------------
                                                                        AWARDS
                                                                    ---------------    PAYOUTS
                                      ANNUAL COMPENSATION(2)          SECURITIES     -----------
                                ----------------------------------    UNDERLYING        LTIP         ALL OTHER
NAME AND PRINCIPAL POSITION(1)    YEAR     SALARY(3)    BONUS(4)    OPTIONS/SARS(5)  PAYOUTS(6)   COMPENSATION(7)
------------------------------  ---------  ----------  -----------  ---------------  -----------  ----------------
Terrence T. Sullivan (8)             1996  $  140,243   $  46,800         12,000      $      --      $    1,270
  President and Chief                1995          --          --             --             --              --
  Executive Officer                  1994          --          --             --             --              --

John R. Schaaf (9)                   1996  $  266,838   $   8,175             --      $      --      $      494
  Former President and               1995     218,000      26,596             --        700,436           8,501
  Chief Executive Officer            1994     185,000      32,749         50,000             --           6,918

Robert A. McClure (10)               1996  $  131,229   $      --             --      $      --      $    8,654
  Vice President-Operations          1995     125,000      16,250             --         79,341           8,639
                                     1994     115,000      14,532         20,000             --           8,581

Malcolm T. Humphrey (11)             1996  $  119,792   $  28,800             --      $      --      $   11,159
  Vice President-Information         1995      57,500      15,573         12,000             --              84
  Technology and Chief               1994          --          --             --             --              --
  Information Officer

George H. Orr                        1996  $  104,792   $   6,300             --      $      --      $    9,612
  Vice President-Human               1995     100,000      14,000             --        113,014           9,024
  Resources                          1994      90,000      11,529         20,000             --           8,434

Larry A. Piumbroeck                  1996  $   94,059   $  22,620          7,500      $      --      $    7,757
  Vice President-                    1995      89,675       8,968             --             --           1,303
  Development                        1994      65,914       9,375          7,500             --           1,059
  and Engineering

------------------------------

 (1) Mr. LeRoy T. Carlson, Jr., Chairman of the Company, receives no compensation directly from the Company. Mr. Carlson is compensated by TDS in connection with his services for TDS and all TDS subsidiaries. Although TDS allocates part of Mr. Carlson's salary and bonus to the Company pursuant to the Intercompany Agreement described below, such allocation in the aggregate was less than $100,000 for 1996, 1995 and 1994.

 (2) Does not include the discount amount of any employee stock purchase plan since such plans are generally available to all eligible salaried employees. Does not include the value of any perquisites and other personal benefits, securities or property, since the aggregate amount of such compensation is less than the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the named executive officers above.

 (3) Represents the dollar value of base salary (cash and non-cash) earned by the named executive officer during the fiscal year identified.

 (4) Represents the dollar value of bonus (cash and non-cash) earned by the named executive officer during the fiscal year identified. See "Executive Officer Compensation Report."

 (5) Represents the number of Common Shares subject to stock options awarded during the fiscal year identified. No stock appreciation rights ("SARs") were awarded, either on a stand-alone basis or in tandem with options, during any of the identified fiscal years.

 (6) Represents payouts under the Company's Long-Term Incentive Plan. Pursuant to such plan, senior managers of the Company, including certain executive officers named in the Summary Compensation Table, received appreciation rights ("ARs") as of January 1, 1988 (or subsequently if the date of hire was after January 1, 1988). The ARs allowed grantees to receive an amount, in TDS Common Shares or cash, equivalent to the difference between the estimated market value of the ARs on the grant date and the exercise date. The estimated value of the ARs at the grant date and exercise date was based on a weighted formula of revenue, operating cash flow and the number of pagers in service. The ARs became fully vested on December 31, 1994, and all ARs were exercised in 1995. All ARs under the plan were settled in cash and the plan expired as of December 31, 1994.

 (7) Includes contributions for the benefit of the named executive officer under the TDS Tax-Deferred Savings Plan ("TDSP") and the Company's Secure and Future Earnings Plan ("SAFE"), and the cost of insurance premiums paid during the covered fiscal year with respect to term life insurance for the benefit of the named executive ("Life Insurance"), as indicated below for 1996:

                                      TERRENCE T.    JOHN R.     ROBERT A.   MALCOLM T.    GEORGE H.    LARRY A.
                                       SULLIVAN      SCHAAF       MCCLURE     HUMPHREY        ORR      PIUMBROECK
                                      -----------  -----------  -----------  -----------  -----------  -----------
TDSP................................   $     975    $      --    $      --    $   1,200    $   2,376    $   1,953
SAFE................................          --           --        8,355        9,687        6,998        5,589
Life Insurance......................         295          494          299          272          238          215
                                      -----------       -----   -----------  -----------  -----------  -----------
                                       $   1,270    $     494    $   8,654    $  11,159    $   9,612    $   7,757
                                      -----------       -----   -----------  -----------  -----------  -----------
                                      -----------       -----   -----------  -----------  -----------  -----------

 (8) Mr. Sullivan was appointed Vice President-Finance, Chief Financial Officer and Treasurer of the Company in January 1996, and was appointed President and Chief Executive Officer of the Company upon the resignation of Mr. John
    R. Schaaf in September 1996. See "Compensation and Severance Arrangement with Terrence T. Sullivan" below.

 (9) Mr. Schaaf resigned as President of the Company in September 1996. See "Severance Arrangement with John R. Schaaf" below.

(10) Mr. McClure resigned as Vice President-Operations of the Company in January 1997.

(11) Mr. Humphrey joined the Company in June 1995.

GENERAL INFORMATION REGARDING OPTIONS AND SARS

    The following tables show, as to the executive officers who are named in the Summary Compensation Table, information regarding options and/or SARs.

                      INDIVIDUAL OPTION/SAR GRANTS IN 1996

                                                                                                               POTENTIAL REALIZABLE
                                                                                                                      VALUE
                                                                                                                AT ASSUMED ANNUAL
                                                                                                                      RATES
                                            NUMBER OF                                                             OF STOCK PRICE
                                           SECURITIES     % OF TOTAL                                               APPRECIATION
                                           UNDERLYING    OPTIONS/SARS                                          FOR OPTION TERMS(5)
                                          OPTIONS/SARS    GRANTED TO     EXERCISE      MARKET     EXPIRATION   --------------------
                NAME(1)                    GRANTED(2)    EMPLOYEES(3)      PRICE      PRICE(4)       DATE         5%         10%
----------------------------------------  -------------  -------------  -----------  -----------  -----------  ---------  ---------
Terrence T. Sullivan (6)................       12,000          36.4%     $    6.62    $    6.62      2/16/02   $  27,319  $  62,073
Larry A. Piumbroeck (7).................        7,500          22.7%     $    6.74    $    6.74      2/16/02   $  16,862  $  38,153

------------------------------

 (1) Mr. LeRoy T. Carlson, Jr., does not receive options or SARs from APP. Mr. Carlson receives long-term compensation from TDS, but this is not charged to APP by TDS.

 (2) Represents the number of APP Common Shares underlying options/SARs which were awarded for the named executive during the fiscal year.

 (3) Represents the percent of total APP Common Shares underlying options/SARs awarded to employees during the fiscal year.

 (4) Represents the fair market value of the Common Shares as of the award date.

 (5) Represents the potential realizable value of each grant of options, assuming that the market price of Common Shares appreciates in value from the award date to the end of the option term at the indicated annualized rates.

 (6) On January 26, 1996, Mr. Sullivan was granted an option to purchase 12,000 Common Shares pursuant to the APP 1994 Long-Term Incentive Plan. The exercise price was equal to the fair market value of the Common Shares on the date of grant. The option becomes exercisable with respect to 4,000 Common Shares on February 16, 1997, February 16, 1998 and February 16, 1999. See also "Compensation and Severance Arrangement with Terrence T. Sullivan" below.

 (7) On April 1, 1996, Mr. Piumbroeck was granted options to purchase 7,500 Common Shares pursuant to the APP 1994 Long-Term Incentive Plan. The exercise price was equal to the fair market value of the Common Shares on the date of grant. The option becomes exercisable with respect to 2,500 Common Shares on February 16, 1997, February 16, 1998 and February 16, 1999.

                AGGREGATED DECEMBER 31, 1996 OPTION/SAR VALUE(1)

                                                              NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                                   UNDERLYING                   IN-THE-
                                                            UNEXERCISED OPTIONS/SARS     MONEY OPTIONS/SARS AT
                                                            AT DECEMBER 31, 1996(2)       DECEMBER 31, 1996(3)
                                                           --------------------------  --------------------------
                          NAME                             EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
---------------------------------------------------------  -----------  -------------  -----------  -------------
Terrence T. Sullivan (4).................................          --        12,000            --            --
John R. Schaaf (5).......................................      20,000            --            --            --
Robert A. McClure (6)....................................       8,000        12,000            --            --
Malcolm T. Humphrey (7)..................................       3,000         9,000            --            --
George H. Orr (8)........................................       8,000        12,000            --            --
Larry A. Piumbroeck (9)..................................       3,000         4,500            --            --
                  (10)...................................          --         7,500            --            --

------------------------------

 (1) No options were exercised in 1996.

 (2) Represents number of shares subject to free-standing options as indicated, as of December 31, 1996.

 (3) The closing price of the Common Shares on December 31, 1996 was $4.6875. Since the exercise price for all specified options is in excess of $4.6875, no options were in-the-money at December 31, 1996.

 (4) Such options were granted as of January 26, 1996 at an exercise price of $6.62 per share. The option becomes exercisable with respect to 4,000 Common Shares on February 16, 1997, February 16, 1998 and February 16, 1999, and expires on February 16, 2002. See also "Compensation and Severance Arrangement with Terrence T. Sullivan" below.

 (5) Mr. Schaaf resigned as President of the Company in September 1996.

 (6) Mr. McClure resigned as Vice President-Operations of the Company in January 1997.

 (7) Such options were granted as of June 19, 1995 at an exercise price of $6.75 per share. The option becomes exercisable with respect to 3,000 shares on each of February 16, 1996, February 16, 1997, February 16, 1998 and February 16, 1999, and expires on February 16, 2002.

 (8) Such options were granted in connection with the Company's initial public offering ("IPO") on February 16, 1994 at the IPO price of $14.00 per share. The option becomes exercisable with respect to 4,000 shares on February 16, 1995 and on each anniversary thereof through February 16, 1999, and expires on February 16, 2002.

 (9) Such options were granted in connection with the Company's IPO on February 16, 1994 at the IPO price of $14.00 per share. The option becomes exercisable with respect to 1,500 shares on February 16, 1995 and on each anniversary thereof through February 16, 1999, and expires on February 16, 2002.

(10) Such options were granted as of April 1, 1996 at an exercise price of $6.74 per share. The option becomes exercisable with respect to 2,500 shares on February 16, 1997, February 16, 1998 and February 16, 1999 and expires on February 16, 2002.

COMPENSATION AND SEVERANCE ARRANGEMENT WITH TERRENCE T. SULLIVAN

    Pursuant to a compensation and severance arrangement approved by the Chairman of the Company, Mr. Terrence T. Sullivan is entitled to, among other things, (i) a salary of $195,000 effective September 1, 1996, (ii) a target bonus opportunity of 15% of such base salary in 1996, (iii) a target bonus percentage of 40% for 1997 and (iv) a severance allowance of up to one year and six months of his base salary in the event that a change-in-control of the Company results in the constructive termination of Mr. Sullivan. In addition, Mr. Sullivan will be awarded an additional 16,000 automatic stock options for the remaining years of the current APP Stock Option Program starting in 1997 (for a total of 20,000 stock option shares per year), and an additional performance-based stock option award of 16,000 stock option shares at target performance for the remaining years of the current Stock Option Program starting in 1997 (for a total of 20,000 stock option shares per year at target performance). Mr. Sullivan will also receive an additional 6,000 automatic stock options for functioning as APP's CEO for the last four months of 1996, and an additional performance-based stock option award for 1996, which at target performance would generate 6,000 stock option shares. Mr. Sullivan will also have a 670 target stock option opportunity for company performance over the final four months of 1996. How many stock option shares are earned under this stock option opportunity will depend on how well APP performs in meeting the target/performance measures to be approved by the Chairman. This new Stock Option Program is subject to approval by APP's two outside directors who are members of APP's Stock Option Committee.

SEVERANCE ARRANGEMENT WITH JOHN R. SCHAAF

    Pursuant to a severance arrangement approved by the Chairman of the Company, Mr. Schaaf received a severance package which includes among other things, (i) the equivalent of 15 months of full pay ($18,167 per month), (ii) up to an additional three months of full pay ($18,167 per month) if Mr. Schaaf has not accepted a full-time position after such 15-month period, (iii) an additional bonus of $10,900 for 1995; (iv) a bonus of $8,175 for 1996; and (v) the payment by the Company of up to $54,500 of outplacement assistance. In consideration therefor, Mr. Schaaf agreed, among other things, to provide consulting services to the Company for up to four full days per month through March 15, 1998 or until he secures another full-time position, whichever comes first, and to not compete with the Company for the two-year period ending September 15, 1998.

COMPENSATION OF DIRECTORS

    Directors who are not employees of the Company, TDS or their subsidiaries or affiliates receive an annual payment of $12,000 plus $1,000 for attendance at each regularly scheduled or special meeting of the Board of Directors and $500 for attendance at each Audit Committee meeting. All directors are reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors and meetings of committees thereof.

EXECUTIVE OFFICER COMPENSATION REPORT

    This report is submitted by LeRoy T. Carlson, Jr., Chairman of the Company, who in effect functions as the compensation committee of the Board of Directors, except with respect to long-term compensation, and the Stock Option Compensation Committee, which approves long-term compensation under the Company's 1994 Long-Term Incentive Plan.

    The Chairman, who is also the President of TDS, is paid by TDS and receives no compensation directly from the Company. (See Footnote (1) to the Summary Compensation Table.) As the President of TDS, the Chairman of the Company represents the controlling shareholder of the Company.

    The Stock Option Compensation Committee of the Company consists of Edwin L. Russell and Jean Burhardt Keffeler. The principal functions of the Stock Option Compensation Committee are to consider and approve long-term compensation under the Company's 1994 Long-Term Incentive Plan. The Company's Stock Option Compensation Committee is composed of members of the Board of Directors who are not officers or employees of TDS or the Company or their subsidiaries, and who are not eligible to receive options under the Company's 1994 Long-Term Incentive Plan.

    The Company's compensation policy for executive officers is intended to provide incentives for the achievement of corporate and individual performance goals and to provide compensation consistent with the financial performance of the Company. The Company's policy is based on the belief that the incentive compensation performance goals for executive officers should be based on factors over which such officers have significant control and which are important to the Company's long-term success. It is also believed that compensation paid should be appropriate in relation to the financial performance of the Company and should be sufficient to enable the Company to attract and retain individuals possessing the talents required for the Company's long-term successful performance.

    Executive compensation consists of both annual and long-term compensation. Annual compensation consists of a base salary and bonus. The Company evaluates the base salary and bonus of each executive officer on an annual basis. Annual compensation decisions are based partly on annual performance measures, as described below. Long-term compensation is intended to compensate executives primarily for their contributions to long-term increases in shareholder value. Long-term compensation is currently provided through the Company's 1994 Long-Term Incentive Plan.

    The process of determining base salary begins with establishing an appropriate salary range for each executive officer. Each officer's range is based upon the particular duties and responsibilities of the officer, as well as salaries for comparable positions with other companies in the wireless messaging industry. These other companies may include the companies included in the peer group index described below under "Performance Graph," as well as other companies to the extent considered appropriate in the judgment of the Chairman. No written or formal list of specific companies is prepared. Instead, the Vice President-Human Resources of TDS and the President of the Company provide the Chairman with various sources of information about executive compensation at other companies, such as compensation reported in proxy statements of comparable companies and salary surveys published by various organizations. The Chairman uses these sources and makes a personal determination of appropriate sources, companies and ranges for each executive officer, based on the recommendations of the Vice President-Human Resources of TDS and the President of the Company with respect to all officers other than the President. The base salary of each officer is set within a range considered to be appropriate in the judgment of the Chairman based on an assessment of the particular responsibilities and performance of such officer taking into account the performance of the Company (as discussed below), other comparable companies, the wireless messaging industry, and the economy in general during the immediately preceding year. No written or formal salary survey is prepared nor is there formal documentation of the ranges considered appropriate in the judgment of the Chairman. Instead, the Chairman makes the determination of the appropriate ranges based on the total mix of information available to him. The salaries of the President and the other executive officers are believed to be at or slightly higher than the median of the ranges considered to be relevant in the judgment of the Chairman. The ranges considered to be relevant by the Chairman are based on his informed judgment, using the information provided to him by the Vice President-Human Resources of TDS and the President of the Company, as discussed above. The ranges are not based on any formal analysis nor is there any documentation of the ranges which the Chairman considers relevant in making his compensation decisions.

    Annually, the nature and extent of each executive officer's personal accomplishments and contributions for the year are evaluated by the President. With regard to all executive officers who are employees other than the President, the President evaluates the information in terms of the personal objectives given by the President or other direct supervisor to such executive officer for the performance appraisal period. The President also makes an assessment of how well the Company did as a whole during the year and the extent to which the executive officer contributed to the results. Except as discussed below for the bonus program, no specific measures of performance are considered determinative in the base salary compensation decisions of executive officers. Instead, all of the facts and circumstances are taken into consideration by the President and the Chairman in their executive compensation decisions. Ultimately, it is the judgment of the Chairman based on the recommendation of the Vice President-Human Resources of TDS and the President of the Company that determines an executive's base salary based on the total mix of information rather than on relationships to any specific measures of performance.

    With respect to each executive officer other than the President, the Vice President-Human Resources of TDS and the President of the Company make recommendations regarding the base salary to the Chairman, who represents the controlling shareholder and who exercises final approval.

    In addition, the executive officers participate in a bonus program. The objectives of the 1996 Bonus Program for the Senior Management Staff of American Paging (the "1996 Bonus Plan") were: (i) to provide suitable incentives for the senior corporate staff of the Company to extend their best efforts to achieve superior results in relation to key performance targets, (ii) to suitably reward the Company's senior corporate staff in relation to their success in meeting and exceeding these performance targets and (iii) to help the Company attract and retain talented management personnel in positions of critical importance to the success of the Company.

    For target performance, the 1996 Bonus Plan was designed to generate a 1996 bonus equal to 25% of the executive's base salary (30% for the President). Under the 1996 Bonus Plan, the size of the actual bonus is increased or decreased depending on the Company's 1996 achievements with respect to the performance categories. No bonus is paid under such plan if the minimum performance level is not achieved in at least one of these categories. The maximum bonus that could be generated, which would require exceptional performance in all areas, would equal 50% of the executive's base salary. The performance categories for the bonus and the weight assigned to each category were: operating cash flow (EBITDA) (45%), service revenue (40%), and individual objectives (15%). The minimum performance levels for operating cash flow (EBITDA) and service revenue were not met in 1996.

    In the fourth quarter of 1996, the Chairman approved a 1996 Special Bonus Opportunity Program which provided an opportunity for the President and the executive team to earn a special bonus depending upon the achievement of specific individual projects. Based on the achievement of such projects, the Chairman approved bonuses as indicated above in the Summary Compensation Table for certain executive officers for 1996.

    Financial personnel prepare calculations for the President and Chairman which define whether the performance categories discussed above have been met, exceeded or not met in any fiscal year. The Chairman also has presented to him, and has access to, numerous performance measures and financial statistics prepared by Company financial personnel. This financial information includes the audited financial statements of the Company, as well as internal financial statements such as budgets and their results, operating statistics and various analyses. The Chairman will not be limited in his analysis to such information, and may consider other factual or subjective factors as he deems appropriate in his compensation decisions.

    The base salary and bonus ranges and actual compensation of the President (principal executive officer) of the Company are determined in a manner similar to the foregoing, but with some differences. In addition to the factors described above for all executive officers in general, the Chairman considers compensation paid to chief executive officers of other comparable companies, including those which are divisions or subsidiaries of parent companies. No written or formal list of specific companies is prepared. Instead, the Chairman is provided with various sources of information about executive compensation at other companies by the Vice President-Human Resources of TDS. These sources include compensation reported in proxy statements of comparable companies and salary surveys published by various organizations. The Chairman uses these sources and makes a personal determination of appropriate sources, companies and ranges for the President. The base salary of the President is set within a range considered to be appropriate in the judgment of the Chairman based on an assessment of the particular responsibilities and performance of such officer taking into account the performance of the Company (as discussed above), other comparable companies, the wireless messaging industry, and the economy in general during the period. No written or formal salary survey is prepared nor is the range considered appropriate in the judgment of the Chairman formally documented. As discussed above, the Chairman approved a base salary of $195,000 for the President effective September 1, 1996. The salary of the President is believed to be at or slightly higher than the median of the range considered to be relevant in the judgment of the Chairman. The range considered to be relevant by the Chairman is based on his informed judgment, using the information provided to him by the Vice President-Human Resources of TDS, as discussed above. The range is not based on any formal analysis nor is there any documentation of the range which the Chairman considers relevant in making his compensation decisions for the President. As with the other executive officers, the base salary and compensation decisions for the President are based on all facts and circumstances rather than related to any specific measures of performance. No specific measures of performance are considered determinative in the compensation of the President. Instead, all of the facts and circumstances are taken into consideration by the Chairman in his decisions with respect to executive compensation for the President. Ultimately, it is the informed judgment of the Chairman that determines the salary and bonus for the President, this being based on the total mix of information rather than on any specific measures of performance.

    The President and each of the other executive officers named in the Summary Compensation Table are also eligible to participate in the Company's 1994 Long-Term Incentive Plan. The options granted in 1996 to the President and the other named executive officers are shown in the above tables.

    SECTION 162(m) OF THE CODE. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally limits to $1 million the amount that a publicly held corporation is allowed to deduct each year for the compensation paid to each of the corporation's chief executive officer and the corporation's four most highly compensated officers other than the chief executive officer, subject to certain exceptions. The Company does not believe that the $1 million deduction limitation should have a material effect on the Company in the near future. If the $1 million deduction limitation is expected to have a material effect on the Company in the future, the Company will consider ways to maximize the deductibility of executive compensation, while retaining the discretion the Company deems necessary to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent.

    This Executive Officer Compensation Report is submitted by the Chairman of the Board of Directors, LeRoy T. Carlson, Jr. and by the Stock Option Compensation Committee, Edwin L. Russell (Chairperson) and Jean Burhardt Keffeler.

PERFORMANCE GRAPH

    The rules of the Securities and Exchange Commission ("SEC") require each public company to include a performance graph comparing the cumulative total shareholder return on such company's common stock for the five preceding fiscal years, or such shorter period as the registrant's class of securities has been registered with the SEC, with the cumulative total returns of a broad equity market index (such as Standard & Poor's 500 Stock Index) and a peer group or similar index. The Common Shares began trading on the American Stock Exchange under the symbol "APP" on February 10, 1994. Accordingly, the performance graph included in this Proxy Statement shows the period from February 10, 1994 through December 31, 1996.

    The following chart graphs the performance of the cumulative total return to shareholders (stock price appreciation plus dividends) between February 10, 1994 and December 31, 1996 in comparison to returns of the Standard & Poor's 500 Composite Stock Price Index and a peer group index. The peer group index was constructed specifically for the Company and includes the following wireless messaging companies: A Plus Network, Inc., American Paging, Inc., Arch Communications Group, Inc., Metrocall, Inc., Mobile Telecommunications Technologies Corp., Pagemart Wireless, Inc. (Class A), Paging Network, Inc. and ProNet, Inc. In calculating the peer group index, the returns of each company in the group have been weighted according to such company's market capitalization at the beginning of the period.

                           COMPARATIVE TOTAL RETURNS*
                   AMERICAN PAGING, INC., S&P 500, PEER GROUP
               (PERFORMANCE RESULTS BETWEEN 2/10/94 AND 12/31/96)

                                      [Graph]

                               FEBRUARY 10, 1994  DECEMBER 31, 1994   DECEMBER 31, 1995   DECEMBER 31, 1996
                               -----------------  ------------------  ------------------  ------------------
American Paging, Inc.........     $    100.00         $    53.64          $    46.36          $    34.09
S&P 500......................     $    100.00         $   100.34          $   138.05          $   169.74
Peer Group...................     $    100.00         $   116.20          $   150.96          $    76.71

Assumes $100 invested on February 10, 1994 in American Paging, Inc. Common Shares, S&P 500, and Peer Group.

*Cumulative total return assumes reinvestment of dividends.

    The peer group index was revised from the prior year to delete Page America Group, Inc., due to the fact that most of its assets and customers have been sold and such company no longer represents a comparable firm, and to add Pagemart Wireless, Inc. in lieu thereof. For comparison to the above-reported peer group results, if the Company had not changed the peer group index from the peer group reported in its 1996 Notice of Annual Meeting and Proxy Statement, the peer group results would have been as follows:

                         FEBRUARY 10, 1994  DECEMBER 31, 1994   DECEMBER 31, 1995    DECEMBER 31, 1996
                         -----------------  ------------------  ------------------  -------------------
Peer Group.............     $    100.00         $   109.33          $   141.01           $   71.64

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    LeRoy T. Carlson, Jr., President (Chief Executive Officer) of TDS, makes annual executive compensation decisions for TDS other than for himself. The Stock Option Compensation Committee of the Board of Directors of TDS makes annual executive compensation decisions for the President of TDS and approves long-term compensation awards for the executive officers of TDS. The Stock Option Compensation Committee of TDS is composed of members of the TDS Board of Directors who are not officers or employees of TDS or any of its subsidiaries, and who are not directors of any TDS subsidiaries. LeRoy T. Carlson, Jr., is a member of the Board of Directors of TDS and the Company. LeRoy T. Carlson, Jr. is also the Chairman of the Company and, as such, approves annual compensation for the executive officers of the Company. LeRoy T. Carlson, Jr. is compensated by TDS for his services to TDS and all of its subsidiaries. However, TDS is reimbursed by the Company for a portion of Mr. Carlson's salary and bonus paid by TDS pursuant to the Intercompany Agreement described below. See Footnote (1) to the Summary Compensation Table above. The President of the Company, who is also a director of the Company, participates in executive compensation decisions for executive officers of the Company, other than with respect to himself.

    The Stock Option Compensation Committee of the Company consists of Edwin L. Russell and Jean Burhardt Keffeler. The principal functions of the Stock Option Compensation Committee are to consider and approve long-term compensation under the Company's 1994 Long-Term Incentive Plan. The Company's Stock Option Compensation Committee is composed of members of the Board of Directors who are not officers or employees of TDS or the Company or their subsidiaries, and who are not eligible to receive options under the Company's 1994 Long-Term Incentive Plan.

    LeRoy T. Carlson, Jr., is a trustee and beneficiary of the voting trust which controls TDS, which controls the Company. See "Security Ownership of Certain Beneficial Owners and Management." LeRoy T. Carlson, Jr., Murray L. Swanson and James Barr III are directors of TDS and Debora M. de Hoyos is the wife of Walter C.D. Carlson, a director of TDS. The Company has entered into certain agreements with TDS to provide for certain transactions and relationships. These agreements were executed while the Company was a wholly owned subsidiary of TDS and are not the result of arm's length negotiations. There can be no assurance that such arrangements will continue or that the terms of such arrangements will not be modified in the future. If additional transactions occur in the future, there can be no assurance that the terms of such future transactions will be favorable to the Company or will continue to provide the Company with the same level of support for the Company's financing and other needs as TDS has provided in the past. The principal arrangements that exist between the Company and TDS are summarized below.

    EXCHANGE AGREEMENT. The Company and TDS are parties to an Exchange Agreement (the "Exchange Agreement").

    COMMON SHARE PURCHASE RIGHTS; POTENTIAL DILUTION. The Exchange Agreement grants TDS the right to purchase additional Common Shares sold by the Company to the extent necessary for TDS to maintain its proportionate interest in Common Shares. For purposes of calculating TDS's proportionate interest in Common Shares, the Series A Common Shares are treated as if converted into Common Shares. Upon notice to the Company, TDS is entitled to subscribe to each issuance in full or in part at its discretion. If TDS decides to waive, in whole or in part, one or more of its purchase opportunities, the number of Common Shares subject to purchase as a result of subsequent issuances will be reduced.

    If TDS elects to exercise its purchase rights, it is required to pay for all Common Shares issued to it by the Company with cash, cancellation of indebtedness owed by the Company to TDS or such other consideration as is reasonably acceptable to the Company. Depending on the price per Common Share paid by TDS upon exercise of these rights, the issuance of Common Shares by the Company pursuant thereto could have a dilutive effect on other shareholders of the Company.

    The Exchange Agreement also contains provisions which contemplate that the Company may issue to TDS from time to time additional Series A Common Shares. Any such issuance could have the effect of maintaining or increasing TDS's relative ownership of capital stock and voting power in the Company.

    CORPORATE OPPORTUNITY ARRANGEMENTS. The Company's Restated Certificate of Incorporation provides that the Company may not, directly or indirectly, without the written consent of TDS, own, invest or otherwise have an interest in, lease, operate or manage any business other than a business engaged solely in the construction, ownership or management of radio paging systems. However, there can be no assurance that TDS will give such consent with respect to any business opportunities. In addition, TDS could impose conditions on any such consent.

    The Restated Certificate of Incorporation also restricts the circumstances under which the Company is entitled to claim that an opportunity, transaction, agreement or other arrangement to which TDS, or any person in which TDS has or acquires a financial interest, is or should be the property of the Company or its subsidiaries. In general, so long as at least 500,000 Series A Common Shares are outstanding, the Company will not be entitled to any such "corporate opportunity" unless it relates solely to the construction of, the ownership of interests in or the management of radio paging systems other than a system that is ancillary to and integrated with another communications system.

    The Exchange Agreement provides that TDS and its subsidiaries and affiliates (other than the Company and its subsidiaries) will retain all their existing radio paging operations that have previously been offered for sale to the Company and that the Company has decided not to acquire. The Exchange Agreement also provides that TDS will give the Company the opportunity to negotiate the purchase of any radio paging operations acquired by TDS or its other subsidiaries in the future, except for such operations that are ancillary to and integrated with other communications systems, where there are restrictions on a sale of such operations or where, in the reasonable judgment of TDS, there are material adverse consequences to TDS that may result therefrom.

    REVOLVING CREDIT AGREEMENT. Pursuant to a Revolving Credit Agreement, as amended on March 5, 1997 effective January 1, 1997 (the "Revolving Credit Agreement") between the Company and TDS, the Company may borrow up to an aggregate of $180 million from TDS, at an interest rate equal to 1 1/2% above the prime rate announced from time to time by the LaSalle National Bank of Chicago on the unpaid principal amount, with interest payable on demand at a rate equal to 3 1/2% above such prime rate on any overdue principal or overdue installment of interest. The advances made by TDS under the Revolving Credit Agreement are unsecured. Interest on the balance due under the Revolving Credit Agreement is payable quarterly and no principal is payable until the earlier of January 1, 1999, or six months after such time that TDS's ownership of the Company falls below 70%, subject to acceleration under certain circumstances, at which time the entire principal balance due under the Revolving Credit Agreement then outstanding is scheduled to become due and payable. The Company has determined that it was in violation of a covenant under the Revolving Credit Agreement with TDS relating to maintaining a certain ratio of equity to liabilities. The Company has obtained a waiver of the covenant from TDS through January 1, 1999. In absence of such waiver, the entire amount outstanding under the Revolving Credit Agreement would have become immediately due and payable at the discretion of TDS. The Company may prepay the balance due under the Revolving Credit Agreement at any time, in whole or in part, without premium. Any principal so repaid is available for the Company to borrow during the remaining term of the Revolving Credit Agreement, subject to the satisfaction of certain conditions. Interest expense incurred by the Company to TDS totaled $11.8 million for the year ended December 31, 1996. Borrowings in an aggregate amount of $140.1 million were outstanding as of December 31, 1996. The greatest amount outstanding in 1996 was $140.1 million.

    The Revolving Credit Agreement provides that the Company will not, without the prior written consent of TDS: (i) purchase or redeem any shares of its stock or declare or pay any dividends thereon, except to the extent of one-half of the cumulative consolidated net income, if any, of the Company for the period from and after January 1, 1994, or make any other distribution to its shareholders other than normal dividends payable with respect to Preferred Stock which may be issued; (ii) permit its consolidated equity to be less than 30% of consolidated liabilities (including certain adjustments); (iii) incur or guarantee any indebtedness that is senior to the Revolving Credit Agreement;
(iv) with certain exceptions, create any lien on any of the Company's assets; or
(v) enter into certain contracts for the purchase of materials, supplies or other property or services.

    The Revolving Credit Agreement provides that if certain "events of default" occur, TDS may immediately declare the amount under the Revolving Credit Agreement due and payable and terminate the Revolving Credit Agreement. Events of default under the Revolving Credit Agreement include the failure to pay interest or principal, the breach of specified covenants (including the covenants specified in the immediately preceding paragraph and covenants to furnish to TDS specified financial information, permit TDS to visit and inspect the Company's properties, maintain customary levels of insurance, and pay all taxes and other liabilities of the Company), any default under certain other indebtedness, and certain judgments, defaults and events of bankruptcy or insolvency.

    TAX ALLOCATION AGREEMENT. The Company has entered into a Tax Allocation Agreement with TDS (the "Tax Allocation Agreement") under which the Company and its subsidiaries will continue to join in filing consolidated federal income tax returns with the TDS affiliated group unless TDS requests otherwise. For tax years ended prior to January 1, 1994, TDS has reimbursed or will reimburse the Company for the reduction in the provision for federal income taxes reflected in TDS's consolidated statements of income resulting from the inclusion of the Company and its subsidiaries in the TDS affiliated group. For tax years beginning after December 31, 1993, TDS no longer reimburses the Company on a current basis for losses or credits used by the TDS affiliated group. Instead, the Company will be compensated (by an offset to amounts the Company would otherwise be required to pay to TDS for federal income taxes) for TDS's use of tax benefits at such time as the Company could utilize such benefits on a separate return basis. The Company will be required to pay to TDS an amount equal to the greater of the federal income tax liability of the Company, calculated as if it were a separate affiliated group (including any minimum tax liability, notwithstanding the absence of consolidated group liability for minimum tax) or the tax calculated using the average tax rate (before taking into account tax credits) of the TDS affiliated group. Any deficiency in tax thereafter proposed by the Internal Revenue Service for any consolidated return year that involves income, deductions or credits of the Company or its subsidiaries, and any claim for refund of tax for any consolidated return year that involves such items, will be contested or prosecuted at the sole discretion of TDS and at the expense of the Company. To the extent that any deficiency in tax or refund of tax is finally determined to be attributable to the income, deductions or credits of the Company, such deficiency or refund will be payable by or to the Company.

    If the Company ceases to be a member of the TDS affiliated group, and for a subsequent year the Company or its subsidiaries are required to pay a greater amount of federal income tax than they would have paid if they had not been members of the TDS group after December 31, 1993, TDS will reimburse the Company for the excess amount of tax, without interest. In determining the amount of reimbursement, any profits or losses from new business activities acquired by the Company or its subsidiaries after the Company leaves the TDS group will be disregarded. No reimbursement will be required if at any time in the future fewer than 500,000 Series A Common Shares are outstanding. Nor will reimbursement be required on account of the income of any subsidiary of the Company if more than 50% of the voting power of such subsidiary is held by a person or group other than a person or group owning more than 50% of the voting power of TDS.

    Rules similar to those described above will be applied to any state or local franchise or income tax liabilities to which TDS and the Company and its subsidiaries are subject and which are required to be determined on a unitary, combined or consolidated basis. Payments under the Tax Allocation Agreement by one party to the other are required to be increased by an amount sufficient so that after deduction of any federal, state or local taxes payable in respect of the receipt of such payments, the net amount received will equal the amount that would have been payable had no deduction been made.

    CASH MANAGEMENT AGREEMENT. The Company has from time to time deposited its excess cash with TDS for investment under TDS's cash management programs pursuant to the terms of a Cash Management Agreement (the "Cash Management Agreement"). To the extent of the Company's normal working capital requirements, such cash is deposited into an account (which may include cash from other participants in TDS's cash management programs) and then invested in the name of a nominee for each participant in such account. The Company is credited with, and may withdraw on demand, its pro rata share of investment income from such account minus its pro rata share of costs attributable to such investment income. Funds in excess of the Company's normal working capital requirements that are deposited under the Cash Management Agreement are available to the Company on demand and bear interest each month at the 30-day Commercial Paper Rate reported in THE WALL STREET JOURNAL on the last business day of the preceding month, plus 1/4%, or such higher rate as TDS may in its discretion offer on such demand deposits. The Company may elect to place funds for a longer period than on demand in which event, if such funds are placed with TDS, they will bear interest at the Commercial Paper Rate for investments of similar maturity plus 1/4%, or at such higher rate as TDS may in its discretion offer on such investments.

    INTERCOMPANY AGREEMENT. In order to provide for certain transactions and relationships between the parties, the Company and TDS have agreed under an Intercompany Agreement (the "Intercompany Agreement"), among other things, as follows:

    SERVICES. The Company and TDS make available to each other from time to time services relating to operations, marketing, human resources, accounting, customer services, customer billing, finance, and general administration, among others. Unless otherwise provided by written agreement, services provided by TDS or any of its subsidiaries are charged and paid for in conformity with the customary practices of TDS for charging TDS's non-telephone company subsidiaries. Payments by the Company to TDS for such services totaled $5.9 million in 1996. For services provided to TDS, the Company receives payment for the salaries of its employees and agents assigned to render such services (plus 40% of the cost of such salaries in respect of overhead) for the time spent rendering such services, plus out-of-pocket expenses. Payments by TDS to the Company for such services were nominal in 1996.

    EQUIPMENT AND MATERIALS. The Company and its subsidiaries purchase materials and equipment from TDS and its subsidiaries on the same basis as materials and equipment are purchased by any TDS affiliate from another TDS affiliate. Purchases by the Company and its subsidiaries from TDS affiliates totaled $244,000 in 1996.

    ACCOUNTANTS AND LEGAL COUNSEL. The Company has agreed to engage the firm of independent public accountants either selected by TDS or selected by the Audit Committee of the Company and acceptable to TDS for purposes of auditing the financial statements of the Company, including the financial statements of its direct and indirect subsidiaries, and for purposes of providing tax, data processing and all other accounting services and advice. The Company also has agreed that, in any case where legal counsel is to be engaged to represent the parties for any purpose, TDS has the right to select the counsel to be engaged, which may be the same counsel selected to represent TDS unless such counsel deems there to be a conflict. If TDS and the Company use the same counsel, each is responsible for the portion of the fees and expenses of such counsel determined by such counsel to be allocable to each.

    INDEMNIFICATION. The Company will indemnify TDS and its subsidiaries against certain losses, claims, damages or liabilities including those arising out of: (i) the conduct by the Company and its subsidiaries of their respective businesses (except where the loss, claim, damage or liability arises from TDS's gross negligence or willful misconduct); and (ii) any inaccurate representation or breach of warranty under the Intercompany Agreement. TDS will similarly indemnify the Company and its subsidiaries with respect to losses, claims, damages or liabilities arising out of (i) the conduct by TDS of its non-paging businesses before January 1, 1994 (except where the loss, claim, damage or liability arises from the Company's gross negligence or willful misconduct); and (ii) any inaccurate representation or breach of warranty under the Intercompany Agreement.

    DISPOSAL OF COMPANY SECURITIES. TDS will not dispose of any securities of the Company held by it if such disposition would result in the loss of any license or other authorization held by the Company and such loss would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

    TRANSFER OF ASSETS. Without the prior written consent of TDS, neither the Company nor any of its subsidiaries may transfer (by sale, merger or otherwise) more than 15% of its consolidated assets unless the transferee agrees to become subject to the Intercompany Agreement.

    REGISTRATION RIGHTS AGREEMENT. Under a Registration Rights Agreement (the "Registration Rights Agreement"), the Company has agreed, upon the request of TDS, to file one or more registration statements under the Securities Act of 1933, as amended, or take other appropriate action under the laws of foreign jurisdictions in order to permit TDS to offer and sell, domestically or abroad, any debt or equity securities of the Company that TDS may hold at any time. TDS will pay all costs relating thereto and any underwriting discounts and commissions relating to any such offering, except that the Company will pay the fees and expenses of its counsel and accountants, and any trustees, transfer agents or other agents appointed in connection therewith. TDS has the right to select the counsel the Company retains to assist it in fulfilling any of its obligations under the Registration Rights Agreement.

    There is no limitation on the number or frequency of the occasions on which TDS may exercise its registration rights, except that the Company will not be required to comply with any registration request unless, in the case of a class of equity securities, the request involves at least the lesser of one million shares or 1% of the total number of shares of such class then outstanding, or, in the case of a class of debt securities, the principal amount of debt securities covered by the request is at least $5 million. The Company has also granted TDS the right to include securities of the Company owned by TDS in certain registration statements covering offerings by the Company and will pay all costs of such offerings other than incremental costs attributable to the inclusion of securities of the Company owned by TDS in such registration statements and TDS will pay the fees and expenses of its counsel and all underwriting discounts and commissions.

    The Company will indemnify TDS, its officers and directors and each underwriter, if any, and controlling persons of TDS or any such underwriter against certain liabilities arising under the laws of any country in respect of any registration or other offering covered by the Registration Rights Agreement. The Company has the right to require TDS to delay any exercise by TDS of its rights to require registration and other actions for a period of up to 90 days if, in the judgment of the Company, any underwritten offering by the Company for its account then being conducted or about to be conducted would be materially adversely affected. TDS has further agreed that it will not include any securities of the Company owned by TDS in any registration statement of the Company which, in the judgment of the managing underwriters, would materially adversely affect any offering by the Company. The rights of TDS under the Registration Rights Agreement are transferable to non-affiliates of TDS.

    INSURANCE COST SHARING AGREEMENT. Pursuant to an Insurance Cost Sharing Agreement (the "Insurance Cost Sharing Agreement"), the Company and its subsidiaries, and their officers, directors and employees are afforded coverage under certain insurance policies purchased by TDS. A portion of the premiums payable under each such policy is allocated by TDS to the Company on the same basis as premiums were allocated before the Insurance Cost Sharing Agreement was entered into, or on such other reasonable basis as TDS may select from time to time. If TDS decides to change the allocation of premiums at any time, TDS will consult with the Company before the change is made, but the decision as to whether to make the change will be in the reasonable discretion of TDS. Management of the Company believes that the amounts payable by the Company under the Insurance Cost Sharing Agreement are generally more favorable than the premiums the Company would pay if it were to obtain coverage under separate policies.

    EMPLOYEE BENEFIT PLANS AGREEMENT. Under an Employee Benefit Plans Agreement, in connection with the purchase by employees of the Company of TDS Common Shares, $1.00 par value, under the TDS Employee Stock Purchase Plan, the Company has agreed to reimburse TDS in an amount equal to the excess of the fair market value of such TDS Common Shares on the date of purchase over the amount paid for such shares plus amounts paid or to be paid by TDS for taxes, less any amounts paid by the Company's employees for withholding taxes.

    OTHER ARRANGEMENTS. Walter C.D. Carlson, a director of TDS, Michael G. Hron, Secretary of TDS, the Company and certain other subsidiaries of TDS, William S. DeCarlo, the Assistant Secretary of TDS and certain subsidiaries of TDS, Stephen P. Fitzell, the Secretary of certain subsidiaries of TDS, and Sherry S. Treston, the Assistant Secretary of certain subsidiaries of TDS, are partners of Sidley & Austin, the principal law firm of TDS and its subsidiaries. Walter C.D. Carlson is also a trustee and beneficiary of the voting trust which controls the Company and TDS. He is the husband of Debora M. de Hoyos, a director of the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF THE COMPANY BY CERTAIN BENEFICIAL OWNERS

    The following table sets forth, at February 28, 1997, information regarding each person who beneficially owns more than 5% of any class of the Company's voting securities.

                                                                             AMOUNT AND
                                                                              NATURE OF                 PERCENT OF
                                                                             BENEFICIAL    PERCENT OF     VOTING
             NAME AND ADDRESS                     TITLE OF CLASS(1)         OWNERSHIP(2)      CLASS        POWER
------------------------------------------  ------------------------------  -------------  -----------  -----------
Telephone and Data Systems, Inc. 30 North   Common Shares                       4,000,000       52.7%         2.1%
 LaSalle Street                             Series A Common Shares             12,500,000      100.0%        96.1%
 Chicago, Illinois 60602

------------------------------

(1) The Series A Common Shares are convertible on a share-for-share basis at any time into Common Shares.

(2) The nature of beneficial ownership is sole voting and investment power unless otherwise stated in these footnotes.

SECURITY OWNERSHIP OF THE COMPANY BY MANAGEMENT

    The following table sets forth, at February 28, 1997, information with respect to the beneficial ownership of Common Shares by each director of the Company, each executive officer of the Company named in the Summary Compensation Table and all directors and executive officers of the Company as a group.

                                                                           AMOUNT AND
                                                                            NATURE OF
                                                                           BENEFICIAL    PERCENT OF   PERCENT OF VOTING
                       NAME                            TITLE OF CLASS     OWNERSHIP(1)      CLASS           POWER
--------------------------------------------------  --------------------  -------------  -----------  -----------------
LeRoy T. Carlson, Jr.,
 C. Theodore Herbert,
 Ronald D. Webster and
 Michael G. Hron (2)..............................         Common Shares        31,283        *               *
LeRoy T. Carlson, Jr. (3).........................         Common Shares         1,000        *               *
Terrence T. Sullivan (4)..........................         Common Shares        10,000
James Barr III....................................           --                --            --              --
Debora M. de Hoyos................................           --                --            --              --
Jean Burhardt Keffeler............................         Common Shares         1,000        *               *
Edwin L. Russell..................................         Common Shares           500        *               *
Murray L. Swanson.................................           --                --            --              --
John R. Schaaf (5)................................         Common Shares        23,843        *               *
Robert A. McClure (6).............................         Common Shares        16,600        *               *
Malcolm T. Humphrey (7)...........................         Common Shares        10,000        *               *
George H. Orr (8).................................         Common Shares        17,000        *               *
Larry A. Piumbroeck (9)...........................         Common Shares         8,035        *               *
All directors and executive officers as a group
 (16 persons)(10)(11).............................         Common Shares       122,209         1.7%           *

------------------------------

*Less than 1%

(1) The nature of beneficial ownership is sole voting and investment power unless otherwise specified.

(2) Voting and investment control is shared by the persons named as trustees of the Telephone and Data Systems, Inc. Tax-Deferred Savings Trust. Does not include 35,579 shares as to which voting power is passed through to plan participants.

(3) Such shares are held by Mr. Carlson's wife.

(4) Includes 10,000 Common Shares subject to a stock option exercisable on February 28, 1997 or within 60 days thereof.

(5) Includes 20,000 Common Shares subject to a stock option exercisable on February 28, 1997 or within 60 days thereof. Mr. Schaaf resigned as President of the Company in September 1996.

(6) Includes 16,000 Common Shares subject to a stock option exercisable on February 28, 1997 or within 60 days thereof. Mr. McClure resigned as Vice President-Operations of the Company in January 1997.

(7) Includes 10,000 Common Shares subject to a stock option exercisable on February 28, 1997 or within 60 days thereof.

(8) Includes 16,000 Common Shares subject to a stock option exercisable on February 28, 1997 or within 60 days thereof.

(9) Includes 7,750 Common Shares subject to a stock option exercisable on February 28, 1997 or within 60 days thereof.

(10) Includes shares as to which voting and/or investment power is shared.

(11) Includes 80,750 Common Shares subject to stock options exercisable on February 28, 1997 or within 60 days thereof.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder require the Company's directors and officers and persons who are deemed to own more than ten percent of the Common Shares (collectively, the "Reporting Persons"), to file certain reports ("Section 16 Reports") with the SEC with respect to their beneficial ownership of Common Shares. The Reporting Persons are also required to furnish the Company with copies of all Section 16 Reports they file.

    Based on a review of copies of Section 16 Reports furnished to the Company by the Reporting Persons and written representations by directors and officers of the Company, the Company believes that all Section 16 filing requirements applicable to the Reporting Persons during and with respect to 1996 were complied with on a timely basis, except as follows:

    Malcolm T. Humphrey was required to have filed a Form 5 on or prior to February 14, 1997, which was filed on March 27, 1997 due to an administrative error.

DESCRIPTION OF TDS SECURITIES

    Several directors and executive officers of the Company hold ownership interests indirectly in the Company by virtue of their ownership of the capital stock of TDS. See "Beneficial Ownership of TDS by Directors and Executive Officers of the Company" below.

    The authorized capital stock of TDS consists of 100,000,000 Common Shares, $1.00 par value (the "TDS Common Shares"), 25,000,000 Series A Common Shares, $1.00 par value (the "TDS Series A Common Shares"), and 5,000,000 Preferred Shares, without par value (the "TDS Preferred Shares"). As of February 28, 1997, 54,145,158 TDS Common Shares (excluding Common Shares held by TDS and a subsidiary of TDS), 6,916,546 TDS Series A Common Shares and 308,019 TDS Preferred Shares were outstanding.

    The TDS Series A Common Shares have ten votes per share, and TDS Common Shares and outstanding TDS Preferred Shares have one vote per share. The holders of TDS Series A Common Shares, TDS Common Shares and TDS Preferred Shares vote as a single group, except with respect to matters as to which the Iowa Business Corporation Act grants class voting rights and with respect to the election of directors. With respect to the election of directors, the holders of TDS Common Shares and TDS Preferred Shares issued before October 31, 1981, voting as a group, are entitled to elect 25% of the board of directors of TDS, rounded up to the nearest whole number, and the holders of TDS Series A Common Shares and TDS Preferred Shares issued after October 31, 1981, voting as a group, are entitled to elect the remaining members of the board of directors of TDS.

PRINCIPAL SHAREHOLDERS OF TDS

    In addition to the persons listed under "Beneficial Ownership of TDS by Directors and Executive Officers of the Company," below, the following table sets forth, as of February 28, 1997, information regarding the persons who beneficially own more than 5% of any class of the voting securities of TDS. The nature of beneficial ownership in this table is sole voting and investment power, except as otherwise set forth in the footnotes.

                                                                             SHARES OF    PERCENT OF    PERCENT OF
                                                                             TDS CLASS        TDS       TDS VOTING
            SHAREHOLDER'S NAME AND ADDRESS               TITLE OF CLASS        OWNED         CLASS         POWER
------------------------------------------------------  -----------------  -------------  -----------  -------------
The Equitable Companies Inc.(1)                         TDS Common Shares     11,977,785       22.1%          9.7%
 787 Seventh Avenue
 New York, New York 10019

Franklin Mutual Advisers, Inc.(2)                       TDS Common Shares      5,308,600        9.8%          4.3%
 51 John F. Kennedy Parkway
 Short Hills, New Jersey 07078

The Capital Group Companies, Inc.(3)                    TDS Common Shares      3,589,750        6.6%          2.9%
 333 South Hope Street
 Los Angeles, California 90071

Massachusetts Financial Services Company(4)             TDS Common Shares      2,731,030        5.0%          2.2%
 500 Boylston Street
 Boston, Massachusetts 02116

                                                                             SHARES OF    PERCENT OF    PERCENT OF
                                                                             TDS CLASS        TDS       TDS VOTING
            SHAREHOLDER'S NAME AND ADDRESS               TITLE OF CLASS        OWNED         CLASS         POWER
------------------------------------------------------  -----------------  -------------  -----------  -------------
Merrill, Lynch, Pierce, Fenner & Smith, Inc.            TDS Preferred             63,532       20.6%         *
 P.O. Box 2658                                          Shares
 Jersey City, New Jersey 07303

William and Betty McDaniel                              TDS Preferred             46,666       15.2%         *
 160 Stowell Road                                       Shares
 Salkum, Washington 98582

Roland G. and Bette B. Nehring                          TDS Preferred             23,030        7.5%         *
 5253 North Dromedary Road                              Shares
 Phoenix, Arizona 85018

The Peterson Revocable Living Trust                     TDS Preferred             20,637        6.7%         *
 Kenneth M. & Audrey M. Peterson, Trustees              Shares
 108 Avocado Lane
 Weslaco, Texas 78596

Regional Operations Group, Inc.                         TDS Preferred             15,807        5.1%         *
 312 South 3rd Street                                   Shares
 Minneapolis, Minnesota 55440

------------------------------

*Less than 1%

(1) Based on the most recent Schedule 13G (Amendment No. 10) filed with the SEC. Includes shares held by the following affiliates: The Equitable Life Assurance Society of the United States -- 4,976,200 shares; Alliance Capital Management, L.P. -- 6,974,884 shares; Wood, Struthers & Winthrop Management Corp. -- 26,200 shares; and Donaldson Lufkin & Jenrette Securities Corporation -- 501 shares. In such Schedule 13G, Equitable reported sole voting power with respect to 11,757,743 shares, shared voting power with respect to 84,600 shares, sole dispositive power with respect to 11,977,284 shares and shared dispositive power with respect to 501 shares. Alpha Assurance I.A.R.D. Mutuelle, Alpha Assurances Vie Mutuelle, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, Uni Europe Assurance Mutuelle and AXA, corporations organized under the laws of France, are affiliates of The Equitable Companies, Inc.

(2) Based on a Schedule 13D filed with the SEC. Such Schedule 13D reports that Franklin Mutual Advisers, Inc. exercised sole voting and investment power with respect to all such shares. Such Schedule 13D is also filed on behalf of Franklin Resources, Inc., the parent holding company of Franklin Mutual Advisers, Inc., and by Charles B. Johnson and Rupert H. Johnson, Jr., principal shareholders of such parent holding company.

(3) Based on a Schedule 13G filed with the SEC. Such Schedule 13G reported that Capital Guardian Trust Company, Capital Research and Management Company and Capital International S.A., subsidiaries of The Capital Group, Inc., exercised sole voting and investment discretion with respect to 1,794,150 and 3,589,750 shares, respectively. Beneficial ownership was disclaimed with respect to all such shares.

(4) Based on a Schedule 13G filed with the SEC. Such Schedule 13G reported that Massachusetts Financial Services Company exercised sole voting and investment power with respect to all such shares.

BENEFICIAL OWNERSHIP OF TDS BY DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

    The following table sets forth the number of TDS Common Shares and TDS Series A Common Shares beneficially owned by each director of the Company, by each executive officer named in the Summary Compensation Table and by all directors and executive officers of the Company as a group as of February 28, 1997.

                                                                       AMOUNT AND NATURE    PERCENT OF     PERCENT OF
NAME OF INDIVIDUAL OR NUMBER OF                                          OF BENEFICIAL          TDS        TDS VOTING
       PERSONS IN GROUP                   TITLE OF TDS CLASS              OWNERSHIP(1)         CLASS          POWER
-------------------------------  ------------------------------------  ------------------  -------------  -------------
LeRoy T. Carlson, Jr.,
 Walter C.D. Carlson,
 Letitia G. C. Carlson,
 Donald C. Nebergall and
 Melanie J. Heald(2)...........  TDS Series A Common Shares                  6,318,335            91.4%          51.1%

LeRoy T. Carlson, Jr.,
 C. Theodore Herbert,
 Ronald D. Webster and
 Michael G. Hron(3)............  TDS Common Shares                               1,008           *              *
                                 TDS Series A Common Shares                    146,576             2.1%           1.2%

LeRoy T. Carlson, Jr.,
 C. Theodore Herbert,
 Ronald D. Webster and
 Michael G. Hron(4)............  TDS Common Shares                              59,957           *              *

LeRoy T. Carlson, Jr.(5).......  TDS Common Shares                             135,976           *              *

Terrence T. Sullivan...........                   --                           --               --             --

James Barr III(7)..............  TDS Common Shares                              17,213           *              *

Debora M. de Hoyos(8)..........                   --                           --               --             --

Jean Burhardt Keffeler.........                   --                           --               --             --

Edwin L. Russell(6)............  TDS Common Shares                               5,653           *              *
                                 TDS Series A Common Shares                      6,302           *              *

Murray L. Swanson(6)(9)........  TDS Common Shares                              42,846           *              *
                                 TDS Series A Common Shares                      2,485           *              *

John R. Schaaf(6)..............  TDS Common Shares                                 902           *              *

Robert A. McClure..............                   --                           --               --             --

Malcolm T. Humphrey............                   --                           --               --             --

George H. Orr..................                   --                           --               --             --

Larry A. Piumbroeck............                   --                           --               --             --

All directors and executive
  officers as a group
  (16 persons)(6)(10)..........  TDS Common Shares                             264,670           *              *
                                 TDS Series A Common Shares                  6,473,798            93.6%          52.4%

------------------------

*Less than 1%

(1) The nature of beneficial ownership for shares in this column is sole voting and investment power, except as otherwise set forth in these footnotes.

(2) The shares of TDS listed are held by the persons named as trustees under a voting trust which expires June 30, 2009, created to facilitate long-standing relationships among the trust certificate holders. Under the terms of the voting trust, the trustees hold and vote the TDS Series A Common Shares held in the trust. If the voting trust were terminated, the following persons would each be deemed to own beneficially over 5% of the outstanding TDS Series A Common Shares: Margaret D. Carlson (wife of LeRoy
    T. Carlson), LeRoy T. Carlson, Jr., Walter C.D. Carlson, Prudence E. Carlson, Letitia G. C. Carlson (children of LeRoy T. Carlson and Margaret D. Carlson), and Donald C. Nebergall, as trustee under certain trusts for the benefit of the heirs of LeRoy T. and Margaret D. Carlson and an educational institution.

(3) Voting and investment control is shared by the persons named as trustees of the Telephone and Data Systems, Inc. Employees' Pension Trust I. Such trustees disclaim beneficial ownership of such shares.

(4) Represents shares voted by the persons named as trustees of the Telephone and Data Systems, Inc. Tax-Deferred Savings Trust. Does not include 169,628 TDS Common Shares purchased with employee contributions which are voted by plan participants. The trustees vote shares which are purchased with Company-matching contributions. The trustees disclaim beneficial ownership of all such shares except for shares held for their individual benefit in such plan.

(5) Includes 131,107 TDS Common Shares that Mr. LeRoy T. Carlson, Jr. may purchase pursuant to stock options which are currently exercisable or exercisable within 60 days. Does not include 1,074,959 TDS Series A Common Shares (15.5% of class) held in the voting trust referred to in footnote (2) above, of which 1,037,019 shares are held for the benefit of Mr. LeRoy T. Carlson, Jr. Beneficial ownership is disclaimed as to 37,940 TDS Series A Common Shares held for the benefit of his wife, his children and others in such voting trust.

(6) Includes shares as to which voting and/or investment power is shared.

(7) Includes 14,000 TDS Common Shares that Mr. Barr may purchase pursuant to stock options which are currently exercisable or exercisable within 60 days.

(8) Does not include 6,401 TDS Series A Common Shares held for the benefit of Ms. de Hoyos in the voting trust referred to in footnote (2) above. Ms. de Hoyos disclaims beneficial ownership of all other TDS Series A Common Shares held in such voting trust with respect to which Walter C.D. Carlson, Ms. de Hoyos' spouse, acts as trustee, and of 68 TDS Common Shares owned directly by Walter C.D. Carlson.

(9) Includes 23,937 TDS Common Shares that Mr. Swanson may purchase pursuant to stock options which are currently exercisable or exercisable within 60 days.

(10) Includes 169,044 shares subject to stock options which are currently exercisable or exercisable within 60 days.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    See "Executive Compensation -- Compensation Committee Interlocks and Insider Participation."

                 SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

    In order to be considered for inclusion in the Company's proxy materials for the 1997 Annual Meeting of Shareholders, any shareholder proposal must be addressed to American Paging, Inc., 1300 Godward Street Northeast, Suite 3100, Minneapolis, Minnesota 55413-1767, Attention: Controller, and must be received no later than December 8, 1997.

                                    GENERAL

    Your proxy is solicited by the Board of Directors and its agents and the cost of solicitation will be paid by the Company. Officers, directors and regular employees of the Company, acting on its behalf, may also solicit proxies by telephone, facsimile transmission or personal interview. The Company will, at its expense, request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons. The Company has retained Kissel-Blake Inc. to aid in solicitation of proxies for a fee of $1,500 plus out-of-pocket expenses.

    THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, UPON THE WRITTEN REQUEST OF ANY SHAREHOLDER AS OF THE RECORD DATE, AND WILL PROVIDE COPIES OF THE EXHIBITS TO THE REPORT UPON PAYMENT OF A REASONABLE FEE THAT WILL NOT EXCEED THE COMPANY'S REASONABLE

EXPENSES INCURRED IN CONNECTION THEREWITH. REQUESTS FOR SUCH MATERIALS SHOULD BE DIRECTED TO AMERICAN PAGING, INC., 1300 GODWARD STREET, N.E., SUITE 3100, MINNEAPOLIS, MINNESOTA 55413, ATTENTION: INVESTOR RELATIONS, TELEPHONE: (612) 623-3100.

                                 OTHER BUSINESS

    It is not anticipated that any matter will be considered by the shareholders other than those set forth above, but if other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote in accordance with their best judgment.

                                          By order of the Board of Directors

                                                       [SIGNATURE]

                                          Michael G. Hron
                                          SECRETARY

                    ALL SHAREHOLDERS ARE URGED TO SIGN, DATE
                        AND MAIL THEIR PROXIES PROMPTLY.

                                                                         ANNEX A

                             AMERICAN PAGING, INC.
                       1997 EMPLOYEE STOCK PURCHASE PLAN

SECTION 1.  ESTABLISHMENT; PURPOSE; SCOPE.

    American Paging, Inc. hereby establishes the American Paging, Inc. 1997 Employee Stock Purchase Plan to encourage and facilitate the purchase of Common Shares of the Company by eligible employees. The Plan is intended to provide a further incentive for eligible employees to promote the best interests of the Controlled Group and an additional opportunity to participate in its economic progress. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" within the meaning of section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and provisions of the Plan shall be construed in a manner consistent with the Code.

SECTION 2.  DEFINITIONS; CONSTRUCTION.

    As used in this Plan, as of any time of reference, and unless the context otherwise requires:

        (a) "AFFILIATE" means any trade or business entity which is a member of the same controlled group (as described in section 414(b) and (c) of the Code) with Telephone and Data Systems, Inc. ("TDS"), any organization that is a member of an affiliated service group (as described in section 414(m) of the Code) with TDS or such a trade or business, or any other entity required to be aggregated with TDS pursuant to final regulations under section 414(o) of the Code.

        (b) "BENEFITS REPRESENTATIVE" means the Benefits Department of TDS located in Middleton, Wisconsin, or such other person or persons designated by the Committee to assist the Committee with the administration of the Plan.

        (c) "BOARD" means the Board of Directors of the Company as from time to time constituted.

        (d) "COMMON SHARES" means the common shares of the Company, par value $1.00 per share.

        (e) "COMPANY" means American Paging, Inc., a Delaware corporation, and any successor thereto.

        (f)  "COMPENSATION" means an employee's "Compensation" as defined in
    Section 4.2(a) of the Telephone and Data Systems, Inc. Tax-Deferred Savings Plan, as amended from time to time, determined without regard to the limitation on compensation which is taken into account under such plan pursuant to section 401(a)(17) of the Code.

        (g)  "CONTROLLED GROUP" means the Company and its Subsidiaries.

        (h)  "EFFECTIVE DATE" means January 1, 1997.

        (i) "EMPLOYEE STOCK PURCHASE ACCOUNT" means the account established pursuant to Section 5(c) of the Plan to hold a Participant's payroll deduction contributions.

        (j) "EMPLOYER" means the Company and any corporation that is a member of the Controlled Group that adopts the Plan as of the effective date, with the prior approval of the Company, and each corporation which subsequently becomes a member of the Controlled Group and adopts the Plan, with the prior approval of the Committee.

        (k) "ENTRY DATE" means January 1, 1997, and each subsequent April 1, July 1, October 1 and January 1.

        (l) "PARTICIPANT" means any employee of an Employer who meets the eligibility requirements of Section 4, and has elected to participate in the Plan as described in such Section. An individual shall cease to be a Participant as of the date he terminates employment with all Employers and Affiliates, for whatever reason.

        (m) "PLAN" means the American Paging, Inc. 1997 Employee Stock Purchase Plan herein set forth, and any amendment or supplement thereto.

        (n) "PURCHASE DATE" means June 30, 1997, December 31, 1997, June 30, 1998 or December 31, 1998, as the case may be.

        (o) "PURCHASE PERIOD" means a semi-annual period ending on a Purchase Date.

        (p) "PURCHASE PRICE" means, with respect to a Purchase Date, 85 percent of the closing price of a Common Share on the American Stock Exchange on such date, or if such date is not a trading day, 85 percent of the closing price of a Common Share on the American Stock Exchange on the next preceding trading day; provided that if such price includes a fraction of a cent, the Purchase Price shall be rounded up to the next whole cent.

        (q) "SUBSIDIARY" means, with respect to an entity, a corporation (other than the entity) in an unbroken chain of corporations beginning with the entity if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        (r)  "TERMINATION DATE" means the earliest of (i) December 31, 1998,
    (ii) such earlier date on which the Board terminates the Plan and (iii) the Purchase Date on which all shares available for issuance under the Plan shall have been purchased by Participants under the Plan.

    The masculine gender, when appearing in this Plan, shall be deemed to include the feminine gender unless the context clearly indicates to the contrary. The words "hereof," "herein," and "hereunder," and other similar compounds of the word "here," shall mean and refer to the entire Plan and not to any particular provision or section of this document.

SECTION 3.  ADMINISTRATION.

    This Plan shall be administered by the 1997 Employee Stock Purchase Plan Committee (hereinafter referred to as the "Committee"), the members of which shall be individuals selected by the Board who do not satisfy the eligibility requirements of Section 4 hereunder. The Committee shall be comprised of LeRoy
T. Carlson, Jr. and Murray L. Swanson. Subject to the express provisions hereof, the Committee shall have complete authority to interpret this Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations necessary or advisable for the administration of this Plan. The Committee's determinations on the matters referred to in this paragraph shall be conclusive. No member of the Committee shall be personally liable for any decision or determination made in good faith under the Plan.

SECTION 4.  ELIGIBILITY AND PARTICIPATION.

    (a) Any employee of an Employer shall be eligible to participate in the Plan as of the first Entry Date following such employee's satisfaction of the eligibility service requirement, or, if later, the first Entry Date following the date on which the employee's Employer adopted the Plan. For purposes of this subsection, an Employee shall have satisfied the eligibility service requirement if he has completed at least three months of continuous service with an Employer. For the sole purpose of calculating length of service under the Plan, employees shall be credited with service for an Employer, an Affiliate and any other member of the Controlled Group (even though such service may have been performed prior to the Company's acquisition of such member or prior to the time such Affiliate became an Affiliate). No eligibility provision hereof shall permit or deny participation in the Plan in a manner contrary to the applicable requirements of the Code and the regulations promulgated thereunder.

    (b) At least 15 days (or such other period as may be prescribed by the Committee) prior to the first Entry Date as of which an employee is eligible to participate in the Plan as described in subsection (a) of this Section, the employee shall execute and deliver to the Benefits Representative an application on the prescribed form specifying his chosen rate of payroll deduction contributions described in Section 5. Such application shall authorize his Employer to reduce the employee's Compensation by the amount of any such payroll deduction contributions. The application shall also evidence the employee's acceptance of and agreement to all provisions of this Plan. An employee who fails timely to file an application described in this subsection shall not be eligible to commence participation in the Plan as of any subsequent Entry Date.

    (c) If a Participant is transferred from one Employer to another Employer, such transfer shall not terminate the Participant's participation in the Plan. Such transferred employee may continue to make payroll deduction contributions under the Plan provided such Participant completes such forms as the Committee may require, if any, in the time and manner prescribed by the Committee.

    (d) If an individual terminates employment with all Employers and Affiliates so as to discontinue participation in the Plan, and such individual is subsequently reemployed by an Employer, such individual shall be required to satisfy the eligibility service requirement described in subsection (a) of this Section as if he were a new employee.

    (e) Notwithstanding anything herein to the contrary, no employee shall be entitled to participate in the Plan if such employee, immediately after the grant of an option would own shares (including shares which may be purchased under the Plan) possessing five percent or more of the total combined voting power or value of all classes of stock of the Company, any of its Subsidiaries, TDS or any of TDS' Subsidiaries actually issued and outstanding immediately after such grant. For purposes of the foregoing sentence, the rules of stock attribution set forth in section 424(d) of the Code shall apply in determining share ownership. In addition, no member of the Committee shall be eligible to participate in the Plan.

SECTION 5.  PARTICIPANT CONTRIBUTIONS.

    (a) Each Participant may elect, in the manner described in Section 4, to make payroll deduction contributions under the Plan in an amount equal to a whole percentage not less than 1 and not more than 15 percent of such Participant's Compensation for each payroll period, beginning with the first pay date which occurs on or after the Entry Date as of which such Participant commences participation in the Plan.

    (b) At least 15 days (or such other period as may be prescribed by the Committee) prior to any Entry Date, a Participant shall have the right to elect to decrease his designated rate of payroll deductions under the Plan by executing and delivering to the Benefits Representative an application on the prescribed form specifying his chosen rate of payroll deduction contributions. An election by a Participant to decrease his designated rate of payroll deductions to 0% of his Compensation shall be deemed an election to abandon his right to purchase Common Shares under the Plan, as described in Section 8. A Participant shall not have the right to elect to increase his designated rate of payroll deductions under the Plan.

    (c) All payroll deductions in the possession of the Company shall be segregated from the general funds of the Company. The Committee shall cause to be established a separate Employee Stock Purchase Account on behalf of each Participant to hold his payroll deduction contributions made under the Plan. Such accounts shall be solely for accounting purposes, and there shall be no segregation of assets among the separate accounts. Such accounts shall not be credited with interest or other investment earnings. Each Employee Stock Purchase Account shall be restricted to the uses provided herein until such time as the Company issues certificates to Participants purchasing Common Shares under the Plan.

SECTION 6.  PURCHASE OF COMMON SHARES.

    (a) Subject to a Participant's right of abandonment described in Section 8 of the Plan, the balance of each Participant's Employee Stock Purchase Account shall be applied on each Purchase Date to purchase the number of whole Common Shares determined by dividing the balance of such Participant's Employee Stock Purchase Account as of such date by the Purchase Price. The Participant's Employee Stock Purchase Account shall be debited accordingly. No fractional shares shall be issued under the Plan. Any balances remaining in Participants' accounts attributable to fractional shares shall remain credited to such accounts so that such remaining balances shall be available to purchase shares on the next Purchase Date; provided that such amounts shall be refunded to Participants upon termination of the Plan.

    (b) If the employment of an individual who is a Participant in the Plan is transferred to an Affiliate that is not an Employer, then the Participant's payroll deductions shall be suspended and the balance of the Participant's Employee Stock Purchase Account shall be applied to purchase Common Shares on the Purchase Date next occurring after the effective date of such transfer, except to the extent the individual abandons his election to purchase Common Shares as described in Section 8. Upon the Participant's transfer from such Affiliate back to an Employer, the Participant's payroll deduction contributions shall resume in accordance with the most recent election made by the Participant pursuant to Section 5, provided such Participant completes such forms as the Committee may require, if any, in the time and manner prescribed by the Committee.

    (c) Upon termination of employment because of the Participant's retirement, the balance of the Participant's Employee Stock Purchase Account shall be refunded to the Participant as soon as administratively practicable following such termination of employment; provided, however, that if the date of such termination of employment occurs during the three-month period ending on the next Purchase Date, the balance of the Participant's Employee Stock Purchase Account shall be applied to purchase Common Shares for the Participant as of the Purchase Date next occurring after the Participant's retirement, unless the Participant elects, in the manner prescribed by the Committee, to abandon all or a portion of such purchase of Common Shares on or before the earlier of the 15th day (or such shorter period prescribed by the Committee) prior to the Purchase Date next occurring after the Participant's retirement.

    (d) Upon termination of employment because of the Participant's death, the balance of the Participant's Employee Stock Purchase Account, after crediting such account with payroll deductions for any Compensation due and owing, shall be applied to purchase Common Shares for the beneficiary designated by the Participant in accordance with procedures prescribed by the Committee, or if no such beneficiary designation is in effect with respect to such Participant, the Participant's estate, as of the Purchase Date next occurring after the Participant's death, unless the Participant's designated beneficiary or estate, as the case may be, elects, in the manner prescribed by the Committee, to abandon all or a portion of such purchase of Common Shares on or before the earlier of (i) the 15th day (or such shorter period prescribed by the Committee) prior to the Purchase Date next occurring after the Participant's death and (ii) the 90th day after the Participant's death, or such other period as established by the Committee.

    (e) Upon termination of employment with all Employers for any reason other than as a result of a transfer of employment to an Affiliate as described in subsection (b) of this Section, retirement as described in subsection (c) of this Section, or death as described in subsection (d) of this Section, the

Participant's participation in the Plan shall cease and the entire balance of the Participant's Employee Stock Purchase Account shall be refunded to him as soon as administratively practicable.

    (f) Notwithstanding any provision of this Plan to the contrary, if the number of shares to be purchased by a Participant on any Purchase Date is less than ten, the Participant shall not be permitted to purchase any Common Shares as of such Purchase Date. The balance remaining in such Participant's Employee Stock Purchase Account shall be treated in the same manner as account balances attributable to fractional shares, as described in subsection (a) of this Section.

    (g) Notwithstanding any provision of this Plan to the contrary, a Participant shall in no event be permitted to purchase in any calendar year more than the number of shares determined by dividing $25,000 by the closing price of a Common Share on the American Stock Exchange on the Effective Date (or if such date is not a business day, the first day preceding such date that is a business day). Any portion of the balance of a Participant's Employee Stock Purchase Account in excess of the amount necessary to purchase shares on a Purchase Date in excess of the foregoing limitation shall be treated in the same manner as account balances attributable to fractional shares, as described in subsection
(a) of this Section. The maximum share limitation prescribed by this Section shall be subject to adjustment as described in Section 11.

    (h) Notwithstanding any provision of the Plan to the contrary, the maximum number of shares which shall be available for purchase under the Plan shall be 100,000 Common Shares, subject to adjustment as provided in Section 11. The Common Shares to be sold under this Plan may, at the election of the Company, be treasury shares, shares originally issued for such purpose or shares purchased by the Company. In the event the amount of shares to be purchased on behalf of all Participants collectively exceeds the shares available for purchase under the Plan, the number of Common Shares to be purchased by each Participant under this Section shall be reduced in the manner prescribed by this subsection, or such other method which the Committee determines to be equitable, in its sole discretion. The Committee shall determine the deferral percentage (referred to herein as the "maximum deferral percentage") permissible for Participants under which the amount of shares to be purchased on behalf of all Participants collectively equals the shares available for purchase under the Plan. Such maximum deferral percentage need not be expressed as a whole percentage. The payroll deduction contributions made by each Participant whose elected deferral percentage described in Section 5(a) is higher than such maximum deferral percentage shall be reduced so that each such Participant's deferral percentage equals such maximum deferral percentage, and each such Participant's excess payroll deduction contributions shall be refunded to such Participant as soon as administratively practicable.

    (i) Notwithstanding any provision contained herein to the contrary, no Participant shall be granted an option to purchase shares under the Plan that permits the Participant to purchase shares in any calendar year under the Plan and other employee stock purchase plans (within the meaning of section 423 of the Code) of the Company, its Subsidiaries, TDS and TDS' Subsidiaries with an aggregate fair market value (determined at the time such option is granted) in excess of $25,000, all determined in the manner provided by section 423(b)(8) of the Code. Any portion of the balance of a Participant's Employee Stock Purchase Account that is not applied to purchase Common Shares due to the application of this subsection shall be treated in the same manner as amounts attributable to fractional shares, as described in subsection (a) of this Section.

SECTION 7.  ISSUANCE OF CERTIFICATES.

    As soon as administratively practicable after each Purchase Date, the Company shall purchase or issue Common Shares, in its sole discretion, and each Participant shall be issued a certificate representing the Common Shares purchased by him under the Plan on such date. Shares to be delivered to a Participant under the Plan shall be registered in the name of the Participant or, if the Participant so directs by written notice to the Benefits Representative prior to the issuance thereof, in the names of the Participant and one other person as the Participant may designate, as joint tenants with right of survivorship. Such a joint tenancy designation shall not apply to shares purchased after a Participant's death by the Participant's beneficiary or estate, as the case may be.

SECTION 8.  PARTICIPANT'S RIGHT TO ABANDON PURCHASE OF SHARES.

    At any time during a Purchase Period, but in no event later than 15 days (or such shorter period prescribed by the Committee) prior to a Purchase Date, a Participant may elect to abandon his election to purchase Common Shares under the Plan. Such abandonment election shall be made on forms prescribed by the Committee and delivered to the Benefits Representative. Upon a Participant's election to abandon pursuant to this Section, the amount credited to the Participant's Employee Stock Purchase Plan Account shall be refunded to the Participant as soon as is administratively practicable, and such Participant's participation in the Plan shall be terminated.

SECTION 9.  SUSPENSION ON ACCOUNT OF EMPLOYEE'S HARDSHIP WITHDRAWAL.

    If a Participant makes a hardship withdrawal from the Telephone and Data Systems, Inc. Tax-Deferred Savings Plan or any other plan with a cash or deferred arrangement qualified under section 401(k) of the Code which plan is sponsored, or participated in, by any Employer, such Participant shall be suspended from making payroll deductions under this Plan for a period of twelve months from the date of such withdrawal. The balance of such Participant's Employee Stock Purchase Account shall be applied to purchase Common Shares on the Purchase Date next occurring after the effective date of such withdrawal, except to the extent the Participant abandons his election to purchase Common Shares as described in Section 8, or discontinues participation in this Plan on account of the Participant's termination of employment. After the expiration of such twelve-month period, the Participant's payroll deduction contributions shall automatically resume in accordance with the most recent election made by the Participant pursuant to Section 5, unless he has abandoned his election to purchase Common Shares as described in Section 8.

SECTION 10.  RIGHTS NOT TRANSFERABLE.

    The right to purchase Common Shares under this Plan shall not be transferable by any Participant other than by will or the laws of descent and distribution, and must be exercisable, during his lifetime, only by the Participant.

SECTION 11.  CHANGES IN THE COMPANY'S CAPITAL STRUCTURE.

    (a) The existence of the Plan shall not affect in any way the right or power of the Company or its shareholders to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock that affects the Common Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

    (b) If, during the term of the Plan, the Company shall effect (i) a distribution or payment of a dividend on its Common Shares in shares of the Company, (ii) a subdivision of its outstanding Common Shares by a stock split or otherwise, (iii) a combination of the outstanding Common Shares into a smaller number of shares by a reverse stock split or otherwise, or (iv) an issuance by reclassification or other reorganization of its Common Shares (other than by merger or consolidation) of any shares of the Company, then each Participant shall be entitled to receive upon the purchase of shares pursuant to this Plan such shares of the Company which the Participant would have owned or would have been entitled to receive after the happening of such event had the Participant purchased Common Shares pursuant to the Plan immediately prior to the happening of such event. If any other event shall occur that, in the judgment of the Board, necessitates adjusting the Offering Price, the number of Common Shares offered or other terms of the Plan, the Board shall take any action that in its judgment shall be necessary to preserve each Participant's rights substantially proportionate to the rights existing prior to such event. To the extent that any event or action pursuant to this paragraph shall entitle Participants to purchase additional Common Shares or other shares of the Company, the shares available under this Plan shall be deemed to include such additional Common Shares or such other shares of the Company.

    (c) In the event of a merger of one or more corporations into the Company, or a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each Participant in the Plan shall, at no additional cost, be entitled, upon his payment for all or part of the Common Shares purchasable by him under the Plan, to receive (subject to any required action by shareholders) in lieu of the number of Common Shares which he was entitled to purchase, the number and class of shares of stock or other securities to which such holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the holder of record of the number of Common Shares equal to the number of shares paid for by the Participant.

    (d) If the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation, or if the Company sells or otherwise disposes of substantially all its assets to another corporation during the term of the Plan: (i) subject to the provisions of clause (ii) below, after the effective date of such merger, consolidation or sale, as the case may be, each holder of a right to purchase shall be entitled to receive, upon his payment for all or part of the Common Shares purchasable by him under the Plan and receive in lieu of Common Shares, shares of such stock or other securities as the holders of Common Shares received pursuant to the terms of the merger, consolidation or sale; and (ii) all outstanding rights to purchase may be canceled by the Board as of the effective date of any such merger, consolidation or sale, provided that (i) notice of such cancellation shall be given to each Participant and (ii) each such Participant shall have the right to purchase, during a 30-day period preceding the effective date of such merger, consolidation or sale, all or any part of the shares allocated to him under the terms of the Plan.

    (e) Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Common Shares then available for purchase under the Plan.

SECTION 12.  SHAREHOLDER APPROVAL.

    The Plan is subject to the approval of a majority of the votes cast on the matter by the shareholders of the Company within twelve months before or after its adoption by the Board.

SECTION 13.  RIGHTS OF A SHAREHOLDER.

    No Participant shall have rights or privileges of a shareholder of the Company with respect to shares purchasable under this Plan unless and until the Participant shall become the holder of record of one or more Common Shares.

SECTION 14.  NO REPURCHASE OF COMMON SHARES BY COMPANY.

    The Company is not obligated to repurchase any Common Shares acquired under the Plan.

SECTION 15.  AMENDMENT OF THE PLAN.

    The Board may at any time, and from time to time, amend the Plan in any respect, except that, without the approval of the shareholders of the Company, no amendment may be made that changes the number of shares to be reserved under the Plan (other than as provided in Section 11), or that would otherwise require shareholder approval.

SECTION 16.  TERMINATION OF THE PLAN.

    While it is intended that the Plan remain in effect for the term of the Plan, the Board may terminate the Plan at any time in its discretion. Upon termination of the Plan, the Committee shall terminate payroll deductions and shall apply the balance of each Participant's Employee Stock Purchase Account to purchase Common Shares as described in Section 6 as if such termination date were a Purchase Date under the Plan. Notwithstanding the foregoing, upon termination of the Plan, a Participant may elect, in the time and manner prescribed by the Committee, to abandon his right to purchase all or a portion of the Common Shares purchasable by him. As soon as administratively practicable after the termination of the Plan, the Committee shall refund to the Participant any amount in his Employee Stock Purchase Plan Account which has not been applied to purchase Common Shares, or, in the case of a Participant who elects to abandon his right to purchase Common Shares, the entire balance of such account or the applicable portion thereof.

    Notwithstanding any provision in the Plan to the contrary, the Plan shall automatically terminate as of the Purchase Date on which all shares available for issuance under the Plan shall have been purchased by Participants under the Plan.

SECTION 17.  COMPLIANCE WITH STATUTES AND REGULATIONS.

    The sale and delivery of Common Shares under the Plan shall be in compliance with relevant statutes and regulations of governmental authorities, including state securities laws and regulations, and with the regulations of applicable stock exchanges.

SECTION 18.  GOVERNING LAW.

    This Plan and all determinations made hereunder and action taken pursuant hereto shall be governed by the laws of the State of Delaware and construed in accordance therewith.

SECTION 19.  COMPANY AS AGENT FOR THE EMPLOYERS.

    Each Employer, by adopting the Plan, appoints the Company and the Board as its agents to exercise on its behalf all of the powers and authorities hereby conferred upon the Company and the Board by the terms of the Plan, including, but not by way of limitation, the power to amend and terminate the Plan. The authority of the Company and the Board to act as such agents shall continue for as long as necessary to carry out the purposes of the Plan.

PROXY                                                                     PROXY

                PROXY FOR COMMON SHARES SOLICITED ON BEHALF OF
        THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
                            AMERICAN PAGING, INC.
                          TO BE HELD ON MAY 5, 1997

   The undersigned hereby appoints LeRoy T. Carlson, Jr., and Terrence T. Sullivan, or either of them acting in the absence of the other, with power of substitution, attorneys and proxies for and in the name and place of the undersigned, to vote the number of Common Shares that the undersigned would be entitled to vote if then personally present at the 1997 Annual Meeting of the Shareholders of American Paging, Inc., or at any adjournment thereof, upon the matters as set forth in the Notice of Annual Meeting and Proxy Statement, as designated on the reverse side hereof.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES IN PROPOSAL 1 AND
                       "FOR"  PROPOSALS 2 AND 3.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE HEREOF. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE
                NOMINEE IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

              PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
                     PROMPTLY USING THE ENCLOSED ENVELOPE

                             (CONTINUED ON REVERSE SIDE)

PROXY                                                                     PROXY

                PROXY FOR COMMON SHARES SOLICITED ON BEHALF OF
        THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
                            AMERICAN PAGING, INC.
                          TO BE HELD ON MAY 5, 1997

   The undersigned hereby appoints LeRoy T. Carlson, Jr., and Terrence T. Sullivan, or either of them acting in the absence of the other, with power of substitution, attorneys and proxies for and in the name and place of the undersigned, to vote the number of Common Shares that the undersigned would be entitled to vote if then personally present at the 1997 Annual Meeting of the Shareholders of American Paging, Inc., or at any adjournment thereof, upon the matters as set forth in the Notice of Annual Meeting and Proxy Statement, as designated on the reverse side hereof.


 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES IN PROPOSAL 1 AND
                       "FOR"  PROPOSALS 2 AND 3.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE HEREOF. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE
                NOMINEE IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

              PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
                     PROMPTLY USING THE ENCLOSED ENVELOPE

                             (CONTINUED ON REVERSE SIDE)

PROXY                                                                     PROXY

                PROXY FOR COMMON SHARES SOLICITED ON BEHALF OF
        THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
                            AMERICAN PAGING, INC.
                          TO BE HELD ON MAY 5, 1997

   The undersigned hereby appoints LeRoy T. Carlson, Jr., and Terrence T. Sullivan, or either of them acting in the absence of the other, with power of substitution, attorneys and proxies for and in the name and place of the undersigned, to vote the number of Common Shares that the undersigned would be entitled to vote if then personally present at the 1997 Annual Meeting of the Shareholders of American Paging, Inc., or at any adjournment thereof, upon the matters as set forth in the Notice of Annual Meeting and Proxy Statement, as designated on the reverse side hereof.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES IN PROPOSAL 1 AND
                       "FOR"  PROPOSALS 2 AND 3.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE HEREOF. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE
                NOMINEE IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

              PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
                     PROMPTLY USING THE ENCLOSED ENVELOPE

                             (CONTINUED ON REVERSE SIDE)

                                 AMERICAN PAGING, INC.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY  /X/

                                                         WITHHOLD
                                    FOR the         AUTHORITY to vote
                                    nominee           for the nominee

1. ELECTION OF DIRECTORS
   EDWIN L. RUSSELL                   / /                   / /

                                      For      Against   Abstain
2. APPROVAL OF THE 1997 EMPLOYEE
   STOCK PURCHASE PLAN                / /        / /       / /

                                      For      Against   Abstain
3. RATIFY ACCOUNTANTS FOR 1997        / /        / /       / /

4. In accordance with their discretion, upon all other matters that may properly come before said Annual Meeting and any adjournment thereof


                                       Dated ________________________, 1997
                                       Please Sign Here ___________________
                                       ____________________________________

(Note: Please date this proxy and sign it exactly as your name or names appear hereon. All joint owners of shares should sign. State full title when signing as executor, administrator, trustee, guardian, etc. Please return signed proxy in the enclosed envelope.)


                                 AMERICAN PAGING, INC.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY  /X/

                                                         WITHHOLD
                                    FOR the         AUTHORITY to vote
                                    nominee           for the nominee

1. ELECTION OF DIRECTORS
   EDWIN L. RUSSELL                   / /                   / /

                                      For      Against   Abstain
2. APPROVAL OF THE 1997 EMPLOYEE
   STOCK PURCHASE PLAN                / /        / /       / /

                                      For      Against   Abstain
3. RATIFY ACCOUNTANTS FOR 1997        / /        / /       / /

4. In accordance with their discretion, upon all other matters that may properly come before said Annual Meeting and any adjournment thereof


                                       Dated ________________________, 1997
                                       Please Sign Here ___________________
                                       ____________________________________

(Note: Please date this proxy and sign it exactly as your name or names appear hereon. All joint owners of shares should sign. State full title when signing as executor, administrator, trustee, guardian, etc. Please return signed proxy in the enclosed envelope.)


                                 AMERICAN PAGING, INC.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY  /X/

                                                         WITHHOLD
                                    FOR the         AUTHORITY to vote
                                    nominee           for the nominee

1. ELECTION OF DIRECTORS
   EDWIN L. RUSSELL                   / /                   / /

                                      For      Against   Abstain
2. APPROVAL OF THE 1997 EMPLOYEE
   STOCK PURCHASE PLAN                / /        / /       / /

                                      For      Against   Abstain
3. RATIFY ACCOUNTANTS FOR 1997        / /        / /       / /

4. In accordance with their discretion, upon all other matters that may properly come before said Annual Meeting and any adjournment thereof


                                       Dated ________________________, 1997
                                       Please Sign Here ___________________
                                       ____________________________________

(Note: Please date this proxy and sign it exactly as your name or names appear hereon. All joint owners of shares should sign. State full title when signing as executor, administrator, trustee, guardian, etc. Please return signed proxy in the enclosed envelope.)